PREFERRED STOCK AND PRIVATE EQUITY
                            LINE OF CREDIT AGREEMENT


         PREFERRED STOCK AND PRIVATE EQUITY LINE OF CREDIT AGREEMENT dated as of December, 1998 (the "AGREEMENT"), between the entities listed on Schedule A attached hereto (collectively referred to as the "Investors"), and IJNT International, Inc., a corporation organized and existing under the laws of the State of Delaware (the "COMPANY").

         WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Investor, from time to time as provided herein, and the Investors shall purchase up to (a) $2,000,000 aggregate principal amount of the Preferred Stock, and (b) pursuant to the equity line of credit established herein whereby the Company has the option of exercising its "Put" rights upon the Investors (pro rata) for the purchase and sale of up to $8,000,000 of Put Shares for a total aggregate purchase price of $10,000,000 (the "AGGREGATE PURCHASE PRICE"); and

         WHEREAS, such investments will be made in reliance upon the provisions of Section 4(2) ("SECTION 4(2)") and Regulation D ("REGULATION D") of the United States Securities Act of 1933, as amended, and the regulations promulgated thereunder (the "SECURITIES ACT"), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments in Common Stock to be made hereunder; and

         NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I
                               CERTAIN DEFINITIONS

         Section 1.1 "BID PRICE" shall mean the closing bid price (as reported by Bloomberg L.P.) of the Common Stock on the Principal Market.

         Section 1.2 "CAPITAL SHARES" shall mean the Common Stock and any shares of any other class of common stock whether now or hereafter authorized, having the right to participate in the distribution of earnings and assets of the Company.

         Section 1.3 "CAPITAL SHARES EQUIVALENTS" shall mean any securities, rights, or obligations that are convertible into, exchangeable for, or have any right to subscribe for any Capital Shares of the Company or any warrants, options or other rights to subscribe for or purchase Capital Shares or any security convertible into, or exchangeable for Capital Shares.

         Section 1.4 "CERTIFICATE OF DESIGNATION" shall mean the Certificate of Designation for the Preferred Stock annexed hereto as Exhibit A.

         Section 1.5 "CLOSING" shall mean one of the closings of a purchase and sale of the Common Stock and Preferred Stock pursuant to Article II.

         Section 1.6 "CLOSING DATE" shall mean with respect to a Closing for (i) the Initial Shares shall be deemed the Subscription Date; and (ii) the Put Shares shall be the twentieth Trading Day following the Put Date related to such Closing; provided all conditions to such Closing have been satisfied on or before such Trading Day.

         Section 1.7 "COMMITMENT AMOUNT" shall mean the $10,000,000 up to which the Investors have agreed to provide to the Company in order to purchase the Initial Shares, and Put Shares pursuant to the terms and conditions of this Agreement.

         Section 1.8 "COMMITMENT PERIOD" shall mean the period commencing on the earlier to occur of (i) thirty calendar days after the Effective Date, or (ii) such earlier date as the Company and the Investors may mutually agree in writing, and expiring on the earliest to occur of (x) the date on which the Investors shall have purchased Put Shares pursuant to this Agreement for an aggregate Purchase Price of $8,000,000, (y) the date this Agreement is terminated pursuant to Section 2.4, or (z) the date occurring 18 months from the date of commencement of the Commitment Period.

         Section 1.9 "COMMON STOCK" shall mean the Company's common stock, par value $0.002 per share.

         Section 1.10 "CONDITION SATISFACTION DATE" shall have the meaning set forth in Section 7.2.

         Section 1.11 "DAMAGES" shall mean any loss, claim, damage, liability, costs and expenses (including, without limitation, reasonable attorney's fees and disbursements and costs and expenses of expert witnesses and investigation).

         Section 1.12 "EFFECTIVE DATE" shall mean the date on which the SEC first declares effective a Registration Statement registering the resale of the Registrable Securities as set forth in the Registration Rights Agreement.

         Section 1.13 "ESCROW AGENT" shall mean the law firm of The Goldstein Law Group, PC.

         Section 1.14 "ESCROW AGREEMENT" shall mean the agreement regarding the escrow of the Initial Shares and Put Shares entered into between the Company, the Escrow Agent and the Investors on the Subscription Date annexed hereto as Exhibit B.

         Section 1.15 "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         Section 1.16 "FLOOR PRICE" shall mean a Bid Price of One ($1.00) Dollar per share of Common Stock.

         Section 1.17 "INITIAL SHARES" shall have the meaning set forth in
Section 2.7.

         Section 1.18 "INITIAL SHARES INVESTMENT AMOUNT" shall mean $2,000,000 Dollars.

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

         Section 1.19 "INVESTMENT AMOUNT" shall mean the aggregate dollar amount to be invested by the Investors to purchase Put Shares with respect to any Put Date as notified by the Company to the Investors, all in accordance with Section
2.2 hereof.

         Section 1.20 "LEGEND" See Section 8.1.

         Section 1.21 "MARKET PRICE" on any given date shall mean the average of the Bid Prices during each of the days of the Valuation Period.

         Section 1.22 "MATERIAL ADVERSE EFFECT" shall mean any effect on the business, Bid Price, operations, properties, prospects, or financial condition of the Company that is material and adverse to the Company and its subsidiaries and affiliates, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise interfere with the ability of the Company to enter into and perform any of its obligations under this Agreement, the Certificate of Designation, the Registration Rights Agreement, and/or the Escrow Agreement, in any material respect.

         Section 1.23 "MAXIMUM PUT AMOUNT" on any Put Date shall mean the amount indicated opposite the range in which the Closing Price is on such Put Date and below the 30 Day Average Daily Trading Volume on such Put Date, as set forth in the Table below:

--------------------- --------------------- ---------------------- -------------------- ---------------------
                           30-Day Avg.           30-Day Avg.           30-Day Avg.           30-Day Avg.
                           -----------           -----------           -----------           -----------
                          Daily Trading         Daily Trading         Daily Trading         Daily Trading
                          -------------         -------------         -------------         -------------
                             Volume                Volume                Volume               Volume
                             ------                ------                ------               ------
     Bid Price           20,000-50,000          50,001-75,000        75,001-100,000        100,001-Above
     ---------           -------------          -------------        --------------        -------------
--------------------- --------------------- ---------------------- -------------------- ---------------------
$1.00  -$3.00               $100,000              $250,000              $400,000              $500,000
--------------------- --------------------- ---------------------- -------------------- ---------------------
$3.01 - $6.00               $250,000              $500,000              $750,000              $750,000
--------------------- --------------------- ---------------------- -------------------- ---------------------
$6.01 - $9.00               $500,000              $750,000             $1,000,000            $1,000,000
--------------------- --------------------- ---------------------- -------------------- ---------------------
$9.01 - ABOVE               $750,000             $1,000,000            $1,250,000            $1,250,000
--------------------- --------------------- ---------------------- -------------------- ---------------------

         Section 1.24 "NASD" shall mean the National Association of Securities Dealers, Inc.

         Section 1.25 "OUTSTANDING" when used with reference to shares of Common Stock or Capital Shares (collectively the "SHARES"), shall mean, at any date as of which the number of such Shares is to be determined, all issued and outstanding Shares, and shall include all such Shares issuable in respect of outstanding scrip or any certificates representing fractional interests in such Shares; PROVIDED, HOWEVER, that "OUTSTANDING" shall not mean any such Shares then directly or indirectly owned or held by or for the account of the Company.

         Section 1.26 "PERSON" shall mean an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         Section 1.27 "PREFERRED STOCK" shall mean the Company's Series A Preferred Stock, with all of the rights and privileges as set forth in the Certificate of Designation.

         Section 1.28 "PRINCIPAL MARKET" shall mean the Nasdaq National Market, the Nasdaq Small-Cap Market, the Over the Counter Bulletin Board, the American Stock Exchange or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

         Section 1.29 "PURCHASE PRICE" shall mean (a) with respect to the Initial Shares, an amount equal to the "Liquidation Preference" as defined in the Certificate of Designation, and (b) with respect to Put Shares, 80% of the Market Price upon a Put Date (or such other date on which the Purchase Price is calculated in accordance with the terms and conditions of this Agreement).

         Section 1.30 "PUT" shall mean each occasion the Company elects to exercise its right to tender a Put Notice requiring the Investors to purchase shares of the Company's Common Stock, subject to the terms of this Agreement.

         Section 1.31 "PUT DATE" shall mean the Trading Day during the Commitment Period that a Put Notice to sell Common Stock to the Investors is deemed delivered pursuant to Section 2.2(b) hereof.

         Section 1.32 "PUT NOTICE" shall mean a written notice to the Investors setting forth the Investment Amount that the Company intends to sell to the Investors and Compliance Certification from the Company as attached hereto as Exhibit C.

         Section 1.33 "PUT SHARES" shall mean all shares of Common Stock or other securities issued or issuable pursuant to a Put that has occurred or may occur in accordance with the terms and conditions of this Agreement.

         Section 1.34 "REGISTRABLE SECURITIES" shall mean any of the Common Stock underlying the Initial Shares, and the Put Shares (i) in respect of which the Registration Statement has not been declared effective by the SEC, (ii) which have not been sold under circumstances under which all of the applicable conditions of Rule 144 (or any similar provision then in force) under the Securities Act ("RULE 144") are met, (iii) which have not been otherwise transferred to holders who may trade such shares without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend or
(iv) the sales of which, in the opinion of counsel to the Company, are subject to any time, volume or manner limitations pursuant to Rule 144(k) (or any similar provision then in effect) under the Securities Act.

         Section 1.35 "REGISTRATION RIGHTS AGREEMENT" shall mean the agreement regarding the filing of the Registration Statement for the resale of the Registrable Securities, entered into between the Company and the Investors on the Subscription Date annexed hereto as Exhibit D.

         Section 1.36 "REGISTRATION STATEMENT" shall mean a registration statement on Form S-3 (if use of such form is then available to the Company pursuant to the rules of the SEC and, if not, on such other form promulgated by the SEC for which the Company then qualifies and which counsel for the Company shall deem appropriate, and which form shall be available for the resale of the Registrable Securities to be registered thereunder in accordance with the provisions of this Agreement, and the Registration Rights Agreement, and in accordance with the intended method of distribution of such securities), for the registration of the resale by the Investors of the Registrable Securities under the Securities Act.

         Section 1.37 "REGULATION D" shall have the meaning set forth in the recitals of this Agreement.

         Section 1.38 "SEC" shall mean the Securities and Exchange Commission.

         Section 1.39 "SECTION 4(2)" shall have the meaning set forth in the recitals of this Agreement.

         Section 1.40 "SECURITIES ACT" shall have the meaning set forth in the recitals of this Agreement.

         Section 1.41 "SEC DOCUMENTS" shall mean the Form 10-KSB, Form 10-QSB's, Form 8-K's, and Proxy Statements of the Company as supplemented to the date hereof, filed by the Company for a period of at twelve (12) months immediately preceding the date hereof until such time the Company no longer has an obligation to maintain the effectiveness of a Registration Statement as set forth in the Registration Rights Agreement.

         Section 1.42 "SUBSCRIPTION DATE" shall mean the date on which this Agreement is executed and delivered by the parties hereto.

         Section 1.43 "TRADING CUSHION" shall mean the mandatory 30 Trading Days between Put Dates.

         Section 1.44 "TRADING DAY" shall mean any day during which the New York Stock Exchange shall be open for business.

         Section 1.45 "VALUATION EVENT" shall mean an event in which the Company at any time during a Valuation Period takes any of the following actions:

         (a) subdivides or combines its Common Stock;

         (b) pays a dividend in its Capital Stock or makes any other distribution of its Capital Shares;

         (c) issues any additional Capital Shares ("ADDITIONAL CAPITAL SHARES"), otherwise than as provided in the foregoing Subsections (a) and (b) above, at a price per share less, or for other consideration lower, than the Bid Price in effect immediately prior to such issuance, or without consideration;

         (d) issues any warrants, options or other rights to subscribe for or purchase any Additional Capital Shares and the price per share for which Additional Capital Shares may at any time thereafter be issuable pursuant to such warrants, options or other rights shall be less than the Bid Price in effect immediately prior to such issuance;

         (e) issues any securities convertible into or exchangeable for Capital Shares and the consideration per share for which Additional Capital Shares may at any time thereafter be issuable pursuant to the terms of such convertible or exchangeable securities shall be less than the Bid Price in effect immediately prior to such issuance; or

         (f) makes a distribution of its assets or evidences of indebtedness to the holders of its Capital Shares as a dividend in liquidation or by way of return of capital or other than as a dividend payable out of earnings or surplus legally available for dividends under applicable law or any distribution to such holders made in respect of the sale of all or substantially all of the Company's assets (other than under the circumstances provided for in the foregoing subsections (a) through (e).

         Section 1.46 "VALUATION PERIOD" shall mean with respect to the Purchase Price relating to any Put Notice, the average of the ten Trading Days immediately preceding the Closing of a Put; provided, however, that if a Valuation Event occurs during a Valuation Period, a new Valuation Period shall begin on the Trading Day immediately after the occurrence of such Valuation Event and end on the tenth Trading Day thereafter.


                                   ARTICLE II
              PURCHASE AND SALE OF COMMON STOCK AND PREFERRED STOCK

         Section 2.1 INVESTMENTS.

         (a) Puts. Upon the terms and conditions set forth herein (including, without limitation, the provisions of Article VII hereof), on any Put Date the Company may make a Put by the delivery of a Put Notice in the form attached hereto as Exhibit C. The number of Put Shares that the Investors shall receive pursuant to such Put shall be divided pro rata amongst the Investors, according to each Investors portion of the Initial Shares Investment Amount, and shall be determined by dividing the Investment Amount specified in the Put Notice by the Purchase Price, which number of shares shall not exceed the Maximum Put Amount on such date, nor the limitations set forth in Sections 2.1(b) and 3.6 below.

          (b) Maximum Aggregate Purchase of Common Stock. If required by the Principal Market, unless the Company obtains shareholder approval pursuant to the applicable corporate governance rules of the Principal Market, the Investors may not be compelled to make a purchase which results in the issuance to the Investors, in the aggregate, of more than 19.99% of the shares of Common Stock (measured at the time of such purchase) as a result of the transactions contemplated by this Agreement.

         Section 2.2 MECHANICS.

         (a) Put Notice. At any time during the Commitment Period, and the satisfaction of each of the conditions contained in Section 7.2 below, the Company may deliver a Put Notice to the Investors, subject to Sections 2.1, 2.4 and 3.6 below; provided, however, the Investment Amount for each Put as designated by the Company in the applicable Put Notice shall not be less than $100,000 nor more than the Maximum Put Amount on the Put Date.

         (b) Date of Delivery of Put Notice. A Put Notice shall be deemed delivered on (i) the Trading Day it is received by facsimile or otherwise by the Investors if such notice is received by the Investors prior to 12:00 noon Eastern Time, or (ii) the immediately succeeding Trading Day if it is received by the Investors by facsimile or otherwise after 12:00 noon Eastern Time on a Trading Day or at any time on a day which is not a Trading Day. No Put Notice may be deemed delivered, on a day that is not a Trading Day.

         (c) In the event the Company fails to comply with the Put provisions contained herein on two separate occasions, it shall have waived its rights to make a Put at any time thereafter.

         Section 2.3 CLOSINGS. On each Closing Date for a Put (i) the Company shall deliver to the Escrow Agent one or more certificates, at the Investors' option, representing the Put Shares to be purchased by the Investors pursuant to
Section 2.1 herein, registered in the name of the particular Investor, and (ii) each Investor shall deliver to the escrow account of the Escrow Agent its portion of the Investment Amount specified in the Put Notice by wire transfer of immediately available funds to the Escrow Agent on or before the Closing Date for such Put Notice. In addition, on or prior to the Closing Date for such Put Notice, each of the Company and the Investors shall deliver to the Escrow Agent all documents, instruments and writings required to be delivered or reasonably requested by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein. Payment of funds to the Company and delivery of the certificates to the Investors shall occur out of escrow in accordance with the conditions set forth above and those contained in the Escrow Agreement; provided, however, that to the extent the Company has not paid the fees, expenses, and disbursements in accordance with Section 13.7, the amount of such fees, expenses, and disbursements shall be paid in immediately available funds, at the direction of the Investors, to the Escrow Agent with no reduction in the number of Put Shares issuable to the Investors on such Closing Date.

         Section 2.4 TERMINATION OF INVESTMENT OBLIGATION. The obligation of the Investors to purchase shares of Common Stock shall terminate permanently (including with respect to a Closing Date that has not yet occurred) in the event that (i) there shall occur any stop order or suspension of the effectiveness of the Registration Statement for an aggregate of ten (10) Trading Days during the Commitment Period, for any reason other than deferrals or suspensions in accordance with the Registration Rights Agreement as a result of corporate developments subsequent to the Subscription Date that would require such Registration Statement to be amended to reflect such event in order to maintain its compliance with the disclosure requirements of the Securities Act, or (ii) the Company shall at any time fail to comply with the requirements of Sections 6.2, 6.3, 6.4, or 6.6.

         Section 2.5 ADDITIONAL SHARES. In the event that (a) the Investors have shares of Common Stock which are salable through the use of a prospectus, or within five Trading Days of any Put Notice or Conversion Notice, the Company gives notice to the Investors of an impending blackout or suspension of the Registration Statement, and (b) the Bid Price on the Trading Day immediately preceding such "blackout period" (the "OLD BID PRICE") is greater than the Bid Price on the first Trading Day following such blackout or suspension period (the "NEW BID PRICE"), the Investors may sell their Registrable Securities at the New Bid Price pursuant to an effective Registration Statement, the Company shall issue to the Investors a number of additional shares equal to the difference between (y) the product of the number of Registrable Securities held by the Investor during such blackout or suspension period that are not otherwise freely tradable and the Old Bid Price, divided by the New Bid Price, less the number of Registrable Securities held by the Investor during such blackout or suspension period that are not otherwise freely tradable.

         Section 2.6 LIQUIDATED DAMAGES.

         (a) In the event the Company does not deliver unlegended Common Stock as set forth in Article IX below, within five business days of surrender by the Investors of the Common Stock certificate as is set forth in Article IV below, (such date of receipt is referred to as the "Receipt Date"), the Company shall pay to the Investors, in immediately available funds, upon demand, as liquidated damages for such failure and not as a penalty, for each 500 shares of Common Stock to be so delivered by the Company as set forth above, $500 for each of the first ten (10) days and $1,000 per day thereafter that the unlegended shares of Common Stock are not delivered, which liquidated damages shall run from the fourth calendar day after the Receipt Date. Any and all payments required pursuant to this paragraph shall be payable only in cash. The parties hereto acknowledge and agree that the liquidated damages payable pursuant to the Registration Rights Agreement, the Certificate of Designation, and as set forth above, and the obligation to issue Registrable Securities shall constitute liquidated damages and not penalties.

         (b) In the event the Company fails to deliver shares of Common Stock upon conversion of the Preferred Stock the Company will be subject to liquidated damages as set forth in the Certificate of Designation. The parties further acknowledge that (a) the amount of loss or damages likely to be incurred is incapable or is difficult to precisely estimate, and (b) the parties are sophisticated business parties and have been represented by sophisticated and able legal and financial counsel and negotiated this Agreement at arm's length.

         (c) The parties agree that the payment of liquidated damages pursuant to the terms set forth herein, the Registration Rights Agreement, and in the Certificate of Designation, shall not relieve the Company of the necessity to perform its duties as set forth in this Agreement and all exhibits annexed hereto.

         Section 2.7 INITIAL SHARES PURCHASE.

         (a) The Company agrees to sell, and the Investors agree to purchase $2,000,000 aggregate principal amount of Preferred Stock on the Subscription Date (the "Initial Shares"). The number of shares of Preferred Stock to be purchased by each Investor is set forth on Schedule A. The total number of shares of Common Stock issuable upon conversion of the Initial Shares shall be determined by dividing $2,000,000 by the conversion formula contained in the Certificate of Designation.

         (b) The Initial Shares shall be purchased by the Investors, upon the satisfaction of each of the following conditions:

             (i) the execution and delivery by the Company, and the Investors, of this Agreement, and all Exhibits and Attachments hereto;

             (ii) delivery into escrow by the Company of the original shares of Preferred Stock, as more fully set forth in the Escrow Agreement;

             (iii) delivery into escrow by the Investors of good cleared funds as payment for the Initial Shares, as more fully set forth in the Escrow Agreement;

             (iv) all representations and warranties of the Investors and of the Company contained herein being true and correct as of the Subscription Date;

             (v) receipt of a signed opinion of counsel of the Company as in the form annexed hereto as Exhibit E;

             (vi) receipt of a signed Instruction to Transfer Agent Letter in the form annexed hereto as Exhibit G;

             (vii) payment of fees as set forth in Section 13.7 below; and

             (viii) written proof that the Certificate of Designation has been filed with the Secretary of State of the State of Delaware.


                                   ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

         The Investors represent and warrant to the Company that:

         Section 3.1 ORGANIZATION AND AUTHORIZATION. Investors are duly incorporated or organized and validly existing in the country of their incorporation or organization and have all requisite power and authority to purchase and hold the securities issuable hereunder. The decision to invest and the execution and delivery of this Agreement by the Investors, the performance by the Investors of their obligations hereunder and the consummation by the Investors of the transactions contemplated hereby have been duly authorized and requires no other proceedings on the part of the Investors. The undersigned has all right, power and authority to execute and deliver this Agreement on behalf of the Investors. This Agreement has been duly executed and delivered by the Investors and, assuming the execution and delivery hereof and acceptance thereof by the Company, will constitute the legal, valid and binding obligations of the Investors, enforceable against the Investors in accordance with its terms.

         Section 3.2 EVALUATION OF RISKS. Investors have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of, and bearing the economic risks entailed by, an investment in the Company and of protecting its interests in connection with this transaction. They recognize that their investment in the Company involves a high degree of risk.

         Section 3.3 INDEPENDENT COUNSEL. Investors acknowledge that they have been advised to consult with their own attorney regarding legal matters concerning the Company and to consult with its tax advisor regarding the tax consequences of acquiring the securities issuable hereunder.

         Section 3.4 NO REGISTRATION. The Investors understand that the securities issuable hereunder have not been registered under the Act or any other securities laws but are being offered and sold to it in reliance upon specific exemptions from the registration requirements of Federal and State securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Investors set forth herein in order to determine the applicability of such exemptions and the suitability of Investors to acquire the securities hereunder.

         Section 3.5 INVESTMENT INTENT. The Investors are entering into this Agreement solely for their own account and the Investors have no present arrangement (whether or not legally binding) at any time to sell the Initial Shares, or Put Shares to or through any person or entity. Investors understand and agree that they may bear the economic risk of its investment in the Securities for an indefinite period of time.

         Section 3.6 CONVERSION LIMITS. Each Investor agrees that it shall not convert any portion of the Preferred Stock, which would result in any Investor holding, at any time, more than 4.99% of the then outstanding shares of Common Stock. The preceding sentence shall not interfere with any Investor's right to convert any portion of the Preferred Stock into more than 4.99% of the then outstanding shares of Common Stock in the aggregate, over time, and is not intended to mean that each Investor is limited in its conversion to an aggregate total of no more than 4.99% of then outstanding shares of Common Stock.

         Section 3.7 TRANSFER RESTRICTIONS REGARDING THE PREFERRED STOCK. Upon conversion of any part or all of the Preferred Stock, if the holder of the Preferred Stock being converted makes the certification, pursuant to the Notice of Conversion attached hereto as Exhibit F, that such holder has complied with all of the requirements as set forth herein, then the Company shall cause its transfer agent to deliver the underlying Common Stock (the "UNDERLYING SHARES") upon such conversion without a restrictive legend or stop transfer instructions, otherwise the Underlying Shares shall be considered restricted securities and certificates representing such shares shall contain restrictive legends and stop transfer instructions will be placed with the Company's transfer agent regarding such shares.

         Section 3.8 REGISTRATION RIGHTS. The parties have entered into the Registration Rights Agreement.

         Section 3.9 NO ADVERTISEMENTS. The Investors are not entering into this Agreement as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or presented at any seminar or meeting.

         Section 3.10 SOPHISTICATED INVESTORS. The Investors are each sophisticated investors (as described in Rule 506(b)(2)(ii) of Regulation D) and accredited investors (as defined in Rule 501 of Regulation D), and each of the Investors has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Preferred Stock and Common Stock. The Investors acknowledge that an investment in the Preferred Stock and Common Stock is speculative and involves a high degree of risk.

         Section 3.11 NOT AN AFFILIATE. None of the Investors is an officer, director or "affiliate" (as that term is defined in Rule 405 of the Securities
Act) of the Company.


                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to, and covenants with, the Investors that the following are true and correct as of the date hereof and as of the Subscription Date:

         Section 4.1 ORGANIZATION; QUALIFICATION. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware and is in good standing under such laws. The Company has all requisite corporate power and authority to own, lease and operate its properties and assets, and to carry on its business as presently conducted. The Company is qualified to do business as a foreign corporation in each jurisdiction in which the ownership of its property or the nature of its business requires such qualification, except where failure to so qualify would not have a Material Adverse Effect.

         Section 4.2 CAPITALIZATION. The authorized capital stock of the Company consists of 20,000,000 shares of Common Stock, $0.002 par value per share, of which approximately 13,000,000 are outstanding, 1,000,000 shares of non-voting Preferred Stock, $.002 par value, of which none have been designated prior to this Agreement, and none of which are outstanding. All issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable.

         Section 4.3 AUTHORIZATION. The Company has all requisite corporate right, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company, the authorization, sale, issuance and delivery of the securities issuable hereunder and the performance of the Company's obligations hereunder have been taken. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy as they may apply to the indemnification provisions set forth in of this Agreement. Upon their issuance and delivery pursuant to this Agreement, the securities will be validly issued, fully paid and nonassessable and will be free of any liens or encumbrances other than those created hereunder or by the actions of the Investors; PROVIDED, HOWEVER, that the securities are subject to restrictions on transfer under state and/or federal securities laws. The issuance and sale of the securities hereunder will not give rise to any preemptive right or right of first refusal or right of participation on behalf of any person.

         Section 4.4 NO CONFLICT. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default, or give rise to a right of termination, cancellation or acceleration of any material obligation or to a loss of a material benefit, under, any provision of the Articles of Incorporation, and any amendments thereto, Bylaws, Stockholders Agreements and any amendments thereto of the Company or any material mortgage, indenture, lease or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree statute, law, ordinance, rule or regulation applicable to the Company, its properties or assets and which would have a Material Adverse Effect.

         Section 4.5 NO UNDISCLOSED LIABILITIES OR EVENTS. The Company has no liabilities or obligations other than those disclosed in the SEC Documents, or those incurred in the ordinary course of the Company's business since September 30, 1997, and, in each case, which individually or in the aggregate, do not or would not have a Material Adverse Effect. No event or circumstances has occurred or exists with respect to the Company or its properties, business, condition (financial or otherwise), Common Stock, trading activity, results of operations or prospects, which, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed.

         Section 4.6 NO DEFAULT. The Company is not in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust or other material instrument or agreement to which it is a party or by which it is or its property is bound, and neither the execution, nor the delivery by the Company, nor the performance by the Company of its obligations under this Agreement or any of the Exhibits or attachments hereto, including the conversion provision of the Preferred Stock contained in the Certificate of Designation, will conflict with or result in the breach or violation of any of the terms or provisions of, or constitute a default or result in the creation or imposition of any lien or charge on any assets or properties of the Company under, any material indenture, mortgage, deed of trust or other material agreement applicable to the Company or instrument to which the Company is a party or by which it is bound or any statute or the Memorandum or Articles of the Company, or any decree, judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or its properties, or the Company's listing agreement for its Common Stock, in each case which default, lien or charge is likely to cause a material adverse effect on the Company's business and financial condition.

         Section 4.7 ABSENCE OF EVENTS OF DEFAULT. Except as set forth in the SEC Documents, and this Agreement, no Event of Default, as defined in the respective agreement to which the Company is a party, and no event which, with the giving of notice or the passage of time or both, would become an Event of Default (as so defined), has occurred or is continuing, which would have a Material Adverse Effect.

         Section 4.8 GOVERNMENTAL CONSENT, ETC. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the securities hereunder, or the consummation of any other transaction contemplated hereby.

         Section 4.9 INTELLECTUAL PROPERTY RIGHTS. Except as disclosed in the SEC Documents, the Company has sufficient trademarks, trade names, patent rights, copyrights and licenses to conduct its business as presently conducted in the SEC Documents, except where failure to have any such intellectual property would not cause a Material Adverse Effect. To the Company's knowledge, neither the Company nor its products is infringing or will infringe any trademark, trade name, patent right, copyright, license, trade secret or other similar right of others currently in existence; and there is no claim being made against the Company regarding any trademark, trade name, patent, copyright, license, trade secret or other intellectual property right which could have a Material Adverse Effect.

         Section 4.10 MATERIAL CONTRACTS. Except as set forth in the SEC Documents, the agreements to which the Company is a party described in the SEC Documents are valid agreements, in full force and effect the Company is not in material breach or material default under any of such agreements, except where such breach or default would not cause a Material Adverse Effect.

         Section 4.11 LITIGATION. Except as disclosed in the SEC Documents, there is no action, proceeding or investigation pending, or to the Company's knowledge threatened, against the Company which might result, either individually or in the aggregate, in any Material Adverse Effect. The Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

         Section 4.12 TITLE TO ASSETS. Except as set forth in SEC Documents, the Company has good and marketable title to all properties and material assets described in the SEC Documents as owned by it, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest other than such as are not material to the business of the Company.

         Section 4.13 SUBSIDIARIES. Except as disclosed in the SEC Documents, the Company does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, association or other business entity.

         Section 4.14 REQUIRED GOVERNMENTAL PERMITS. Except as set forth in the SEC Documents, the Company is in possession of and operating in compliance with all authorizations, licenses, certificates, consents, orders and permits from state, federal and other regulatory authorities which are material to the conduct of its business, all of which are valid and in full force and effect.

         Section 4.15 LISTING. The Company's Common Stock is listed on the NASDAQ OTC Bulletin Board. Except as set forth in the SEC Documents, the Company has not received any notice, oral or written, regarding continued listing and, as long as the Securities are outstanding, the Company will take no action which would impact their continued listing or eligibility of the Company for such listing, except to have the Common Shares listed on another Principal Market, and the Company is currently in good standing and compliance with the listing requirements of the NASDAQ OTC Bulletin Board.

         Section 4.16 OTHER OUTSTANDING SECURITIES/FINANCING RESTRICTIONS. Other than warrants and options to acquire shares of Common Stock as disclosed in the SEC Documents, there are no other outstanding securities, debt or equity presently convertible into Common Stock. Except as disclosed in the SEC Documents, the Company has no outstanding restricted shares, or shares of Common Stock sold under Regulation S, Regulation D or outstanding under any other exemption from registration, which are available for sale as unrestricted ("free trading") stock.

         Section 4.17 USE OF PROCEEDS. The Company represents that the net proceeds from this offering will be used for working capital purposes and/or general corporate purposes. However, in no event shall the net proceeds from this offering be used by the Company for the payment (or loaned to any such person for the payment) of any judgment, or other liability, incurred by any executive officer, officer, director, or employee of the Company.

         Section 4.18 FURTHER REPRESENTATIONS AND WARRANTIES OF THE COMPANY. For so long as any securities issuable hereunder held by the Investor remain outstanding, the Company acknowledges, represents, warrants and agrees as follows:

                   (i) It will use its best efforts to maintain the listing of its Common Stock on a principal market.

                  (ii) It will permit the Investors to exercise their right to convert the Preferred Stock pursuant to the terms of the Certificate of Designation.

         Section 4.19 SEC FILINGS. For a period of at least twelve (12) months immediately preceding this offer and sale, none of the Company's filings with the SEC (as they may have been amended or supplemented) contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading as of the date of such filing (or in such amendment or supplement, as the case may be). The Company has timely, subject to permitted extensions, filed all requisite forms, reports and exhibits thereto with the SEC.

         Section 4.20 FULL DISCLOSURE. There is no fact known to the Company (other than general economic conditions known to the public generally) that has not been disclosed in writing to the Investors that could reasonably be expected to have a Material Adverse Effect.

         Section 4.21 DILUTION. The Company is aware and acknowledges that conversion of the Preferred Stock, and the issuance of Common Stock hereunder may result in dilution to existing shareholders, which dilution may be substantial under certain market conditions and could significantly increase the outstanding number of shares of Common Stock. The Company further acknowledges that its obligation to issue Underlying Shares in accordance with the Certificate of Designation is unconditional and absolute regardless of the effect of any such dilution.

         Section 4.22 EMPLOYEE RELATIONS. The Company is not involved in any labor dispute, nor, to the knowledge of the Company, is any such dispute threatened. None of the Company's employees is a member of a union and the Company believes that its relations with its employees are good.

         Section 4.23 ENVIRONMENTAL LAWS. The Company is (i) in compliance with any and all foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants and which the Company know is applicable to them ("ENVIRONMENTAL LAWS"), (ii) has received all permits, licenses or other approvals required under applicable Environmental Laws to conduct its business, and (iii) is in compliance with all terms and conditions of any such permit, license or approval.

         Section 4.24 INSURANCE. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company is engaged. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires, or obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operation, of the Company.

         Section 4.25 SENIORITY. No class of equity securities of the Company is senior to the Preferred Stock in right of payment, whether with respect to dividends or upon liquidation, dissolution or otherwise.

         Section 4.26 FORM S-3 ELIGIBILITY. The Company is, and at the Closing Date for the Preferred Stock will be, eligible to register securities for resale with the SEC under Form S-3 under the Securities Act.

                                    ARTICLE V
           REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND INVESTORS

         Each of the Investors, and the Company represent to the other the following with respect to itself:

         Section 5.1 PREFERRED STOCK AND PRIVATE EQUITY LINE OF CREDIT AGREEMENT. This Agreement has been duly authorized, validly executed and delivered on behalf of the Company and each of the Investors and is a valid and binding agreement in accordance with its terms, subject to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally.

         Section 5.2 NON-CONTRAVENTION. The execution and delivery of this Agreement along with all Exhibits and Attachments, and the consummation of the issuance of the securities and the transactions contemplated by this Agreement do not and will not conflict with or result in a breach by the Company or Investors of any of the terms or provisions of, or constitute a default under, the articles of incorporation or by-laws of the Company or the Investors, or any indenture, mortgage, deed of trust of other material agreement or instrument to which the Company or the Investors is a party or by which it or any of its properties or assets are bound, or any existing applicable law, rule or regulation or any applicable decree, judgment or order of any court, Federal or State regulatory body, administrative agency or other governmental body having jurisdiction over the Company or the Investors or any of their properties or assets.

         Section 5.3 APPROVALS. Neither the Company, nor any Investor is aware of any authorization, approval or consent of any governmental body which is legally required for the issuance and sale of the securities.

         Section 5.4 INDEMNIFICATION. Each of the Company and the Investors agree to indemnify the other and to hold the other harmless from and against any and all losses, damages, liabilities, costs and expenses (including reasonable attorneys' fees) which the other may sustain or incur in connection with the breach by the indemnifying party of any representation, warranty or covenant made by it in this Agreement.


                                   ARTICLE VI
                            COVENANTS OF THE COMPANY

         Section 6.1 REGISTRATION RIGHTS. The Company shall cause the Registration Rights Agreement to remain in full force and effect and the Company shall comply in all material respects with the terms thereof.

         Section 6.2 RESERVATION OF COMMON STOCK. As of the date hereof, the Company has authorized and reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy any obligation to issue the Initial Shares, and Put Shares; such amount of shares of Common Stock to be reserved shall be calculated based upon the minimum Purchase Price therefor, and conversion provisions under the terms of this Agreement and the Preferred Stock.

         Section 6.3 LISTING OF COMMON STOCK. The Company hereby agrees to maintain the listing of the Common Stock on a Principal Market, and as soon as practicable (but in any event prior to the commencement of the Commitment Period) to list the Underlying Shares, and the Put Shares on such Principal Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Principal Market, it will include in such application the Underlying Shares and the Put Shares, and will take such other action as is necessary or desirable in the opinion of the Investors to cause the Common Stock to be listed on such other Principal Market as promptly as possible. The Company will take all action to continue the listing and trading of its Common Stock on the Principal Market (including, without limitation, maintaining sufficient net tangible assets) and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Principal Market.

         Section 6.4 EXCHANGE ACT REGISTRATION. The Company will cause its Common Stock to continue to be registered under Section 12(b) of the Exchange Act, will comply in all respects with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Act.

         Section 6.5 LEGENDS. The certificates evidencing the Common Stock to be sold by the Investors pursuant to Section 9.1 shall be free of legends, except as set forth in Article IX.

         Section 6.6 CORPORATE EXISTENCE. The Company will take all steps necessary to preserve and continue the corporate existence of the Company.

         Section 6.7 ADDITIONAL SEC DOCUMENTS. The Company will deliver to the Investors, as and when the originals thereof are submitted to the SEC for filing, copies of all SEC Documents so furnished or submitted to the SEC.

         Section 6.8 NOTICE OF CERTAIN EVENTS AFFECTING REGISTRATION; SUSPENSION OF RIGHT TO MAKE A PUT. The Company will immediately notify the Investors upon the occurrence of any of the following events in respect of a registration statement or related prospectus relating to an offering of Registrable Securities; (i) receipt of any request for additional information by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the registration statement or related prospectus; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in the Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Company's reasonable determination that a post-effective amendment to the Registration Statement would be appropriate; and the Company will promptly make available to the Investors any such supplement or amendment to the related prospectus. The Company shall not deliver to the Investors any Put Notice during the continuation of any of the foregoing events.

         Section 6.9 EXPECTATIONS REGARDING PUT NOTICES. Within ten (10) days after the commencement of each calendar quarter occurring subsequent to the commencement of the Commitment Period, the Company must notify the Investors, in writing, as to its reasonable expectations as to the dollar amount it intends to raise during such calendar quarter, if any, through the issuance of Put Notices. Such notification shall constitute only the Company's good faith estimate and shall in no way obligate the Company to raise such amount, or any amount, or otherwise limit its ability to deliver Put Notices.

         Section 6.10 CONSOLIDATION; MERGER. The Company shall not, at any time after the date hereof, effect any merger or consolidation of the Company with or into, or a transfer of all or substantially all of the assets of the Company to, another entity (a "CONSOLIDATION EVENT") unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligation to deliver to the Investors such shares of stock and/or securities as the Investors are entitled to receive pursuant to this Agreement.

         Section 6.11 ISSUANCE OF PUT SHARES. The sale and issuance of the Underlying Shares and Put Shares shall be made in accordance with the provisions and requirements of Section 4(2) of the Securities Act, or Regulation D and any applicable state securities law.

         Section 6.12 LEGAL OPINION ON SUBSCRIPTION DATE AND PUT CLOSING DATES. The Company's independent counsel shall deliver to the Investors upon execution of this Agreement, and upon each Put Closing Date an opinion in the form of Exhibit E annexed hereto.

         Section 6.13 OPINION OF COUNSEL UPON CONVERSION. The Company will obtain for the Investors, at the Company's expense, any and all opinions of counsel which may be required in order to convert, or sell the securities issuable hereunder, including, but not limited to, obtaining for the Investors, at the Company's expense an opinion of counsel, subject only to receipt of a Notice of Conversion in the Form of Exhibit F, duly executed by the Investors which shall be satisfactory to the Transfer Agent, directing the Transfer Agent to remove the self-liquidating legend. Such draft of opinion of counsel shall be received by the Investors on or before the Subscription Date.

         Section 6.14 CONVERSION OF THE PREFERRED STOCK. The Company agrees that it will permit the Investors to exercise their right to convert the Preferred Stock, and comply with the conversion provisions of the Certificate of Designation.

         Section 6.15 20% RULE. In the event the rules of the Principal Market require, the Company agrees that it will call a stockholders' meeting for the purpose of approving below market price issuances of Common Stock to the Investors in excess of 20% of the number of shares of Common Stock outstanding as of the Subscription Date. In the event that the aforementioned proposal is not ratified by the stockholders, or no such meeting is held prior to the 45th day after the date that the Company first becomes subject to such requirement ("RATIFICATION DATE"), the Company agrees that it shall seek a waiver from the Principal Market for such issuance, if necessary. In the event the Company does not get such a waiver within ten days after the Ratification Date, the Company agrees that it will pay to the Investors, on or before the 15th day after the Ratification Date, the "Economic Benefit" of that number of shares of Common Stock issuable to the Investors above said 20%. The "Economic Benefit" is defined as the number of shares of Common Stock issuable to the Investors upon conversion pursuant to the terms hereunder and in the Certificate of Designation in excess of 20% of the outstanding Common Stock as of the applicable Closing Date multiplied by the Bid Price on the tenth trading day after the Ratification Date.

         Section 6.16 INTEGRATION. The Company shall not sell, offer for sale or solicit offers to buy otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of issue, offer or sale of the Securities to the Investors.

         Section 6.17 RIGHT OF FIRST REFUSAL. The Company will not, directly or indirectly, without the prior written consent of each of the Investors, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant any option to purchase, or other disposition) any of its equity or equity equivalent securities or any instrument that permits the holder thereof to acquire shares of Common Stock at any time prior to the expiration of the Commitment Period, except (i) the granting of options or warrants to employees, officers and directors, and the issuance of shares of Common Stock upon exercise of options granted under any stock option plan heretofore or hereinafter duly adopted by the Company, (ii) shares issued upon exercise of any currently outstanding warrants or options, and (iii) shares issued in a bona fide public offering by the Company of its securities, unless the Company delivers to each of the Investors a written notice (the "RIGHT OF FIRST REFUSAL NOTICE") of its intention to effect such a transaction, which Right of First Refusal Notice shall fully describe the transaction, the gross proceeds raised thereby, the potential investor in such transaction and a term sheet of the proposed transaction. The Investors must notify the Company within five business days after receipt of the Right of First Refusal Notice of its intention to participate in such financing on substantially the same terms as set forth in the Right of First Refusal Notice subject to the completion of mutually agreeable documentation. In the event the Investors do not exercise their right of first refusal (as set forth above) the Investors shall have the right, from then on, to refuse any Put Notice that the Company subsequently serves upon the Investors.

                                   ARTICLE VII
            CONDITIONS TO DELIVERY OF PUTS AND CONDITIONS TO CLOSING

         Section 7.1 CONDITIONS PRECEDENT TO THE OBLIGATION OF THE COMPANY TO ISSUE AND SELL PUT SHARES. The obligation hereunder of the Company to issue and sell the Put Shares to the Investors incident to each Closing is subject to the satisfaction, or waiver by the Company, at or before each such Closing, of each of the conditions set forth below.

         (a) ACCURACY OF THE INVESTOR'S REPRESENTATION AND WARRANTIES. The representations and warranties of the Investors shall be true and correct in all material respects as of the date of this Agreement and as of the date of each such Closing as though made at each such time.

         (b) PERFORMANCE BY THE INVESTORS. The Investors shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investors at or prior to such Closing.

         Section 7.2 CONDITIONS PRECEDENT TO THE RIGHT OF THE COMPANY TO DELIVER A PUT NOTICE AND THE OBLIGATION OF THE INVESTORS TO PURCHASE PUT SHARES. The right of the Company to deliver a Put Notice and the obligation of the Investors hereunder to acquire and pay for the Put Shares incident to a Closing is subject to the satisfaction or waiver by the Investors, on (i) the date of delivery of such Put Notice and (ii) the applicable Closing Date (each a "CONDITION SATISFACTION DATE"), of each of the following conditions:

         (a) REGISTRATION OF THE COMMON STOCK WITH THE SEC. The Company shall have filed with the SEC a Registration Statement with respect to the resale of the Registrable Securities in accordance with the terms of the Registration Rights Agreement. As set forth in the Registration Rights Agreement, the Registration Statement shall have previously become effective and shall remain effective on each Put Date and each Condition Satisfaction Date and (i) neither the Company nor the Investors shall have received notice that the SEC has issued or intends to issue a stop order with respect to the Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or intends or has threatened to do so (unless the SEC's concerns have been addressed and the Investors are reasonably satisfied that the SEC no longer is considering or intends to take such action), and (ii) no other suspension of the use or withdrawal of the effectiveness of the Registration Statement or related prospectus shall exist. The Registration Statement must have been declared effective by the SEC prior to the first Put Date.

         (b) AUTHORITY. The Company shall have obtained all permits and qualifications required by any state for the offer and sale of the Put Shares, or shall have the availability of exemptions therefrom. The sale and issuance of the Put Shares shall be legally permitted by all laws and regulations to which the Company is subject.

         (c) ACCURACY OF THE COMPANY'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company shall be true and correct in all material respects as of each Put Date and each Condition Satisfaction Date as though made at each such time (except for representations and warranties specifically made as of a particular date) with respect to all periods, and as to all events and circumstances occurring or existing to and including each Put Date and each Condition Satisfaction Date, except for any conditions which have temporarily caused any representations or warranties herein to be incorrect and which have been corrected with no continuing impairment to the Company or the Investors.

         (d) PERFORMANCE BY THE COMPANY. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement, the Certificate of Designation, the Escrow Agreement, and the Registration Rights Agreement to be performed, satisfied or complied with by the Company at or prior to each Put Date and each Condition Satisfaction Date.

         (e) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits or directly and adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced that may have the effect of prohibiting or adversely affecting any of the transactions contemplated by this Agreement.

         (f) ADVERSE CHANGES. Since the Subscription Date, no event that had or is reasonably likely to have a Material Adverse Effect has occurred.

         (g) NO SUSPENSION OF TRADING IN OR DELISTING OF COMMON STOCK. The trading of the Common Stock (including, without limitation, the Put Shares) is not suspended by the SEC or the Principal Market, and the Common Stock (including, without limitation, the Put Shares) shall have been approved for listing or quotation on and shall not have been delisted from the Principal Market. The issuance of shares of Common Stock with respect to the applicable Closing, if any, shall not violate the shareholder approval requirements of the Principal Market (including, but not limited to, shareholder approval for the below market issuance of more than 20% of the outstanding shares of Common Stock). The Company shall not have received any notice threatening delisting of the Common Stock on the Principal Market.

         (h) 4.99% PERCENT LIMITATION. On each Closing Date, the number of Put Shares then to be purchased by any Investor will not exceed the number of such shares which, when aggregated with all other shares of Common Stock then owned by any Investor beneficially or deemed beneficially owned by such Investor, would result in the Investor owning more than 4.99% of all of such Common Stock as would be outstanding on such Closing Date, as determined in accordance with Rule 13d-3 of the Exchange Act and the regulations promulgated thereunder. For purposes of this Section 7.2(h), in the event that the amount of Common Stock outstanding as determined in accordance with Rule 13d-3 of the Exchange Act and the regulations promulgated thereunder is greater on a Closing Date than on the date upon which the Put Notice associated with such Closing Date is given, the amount of Common Stock outstanding on such Closing Date shall govern for purposes of determining whether the Investor, when aggregating all purchases of

Common Stock made pursuant to this Agreement and, if any, Warrant Shares, would own more than 4.99% of the Common Stock following such Closing. Then, in such event, the Company would reduce that number of Put Shares so issuable so that it would not exceed the aforementioned 4.99% limitation. Investor shall notify the Company as soon as possible, but in any event within three business days of receiving a Put Notice, if Investor believes Investor's purchase of the Put Shares specified in the Put Notice would result in Investor exceeding the 4.99% limitation described above.

         (i) MINIMUM BID PRICE. The Bid Price equals or exceeds the Floor Price during the applicable Valuation Period and during the ten Trading Days immediately preceding the Put Date (as adjusted for stock splits, stock dividends, reverse stock splits, and similar events).

         (j) MINIMUM AVERAGE TRADING VOLUME. The average trading volume for the Common Stock over the 30 Trading Days immediately preceding the Put Date and the Condition Satisfaction Date exceeds 20,000 shares per Trading Day.

         (k) NO KNOWLEDGE. The Company has no knowledge of any event more likely than not to have the effect of causing such Registration Statement to be suspended or otherwise ineffective (which event is more likely than not to occur within the 30 Trading Days following the Trading Day on which such Put Notice is deemed delivered).

         (l) TRADING CUSHION. The Trading Cushion shall have elapsed since the next preceding Put Date.

         (m) MANAGEMENT. Since the Subscription Date there has been no change in control of the Company.

         (n) OTHER. On each Condition Satisfaction Date, the Investor shall have received and been reasonably satisfied with such other certificates and documents as shall have been reasonably requested by the Investor in order for the Investor to confirm the Company's satisfaction of the conditions set forth in this Section 7.2, including, without limitation, a certificate in substantially the form and substance of Exhibit C hereto, executed in either case by an executive officer of the Company and to the effect that all the conditions to such Closing shall have been satisfied as at the date of each such certificate.


                                  ARTICLE VIII
         DUE DILIGENCE REVIEW; NON-DISCLOSURE OF NON-PUBLIC INFORMATION

         Section 8.1 DUE DILIGENCE REVIEW. The Company shall make available for inspection and review by the Investors, advisors to and representatives of the Investors (who may or may not be affiliated with the Investors and who are reasonably acceptable to the Company), any underwriter participating in any disposition of the Registrable Securities on behalf of the Investors pursuant to the Registration Statement, any such registration statement or amendment or supplement thereto or any blue sky, NASD or other filing, all financial and other records, all SEC Documents and other filings with the SEC, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company's officers, directors and employees to supply all such information reasonably requested by the Investors or any such representative, advisor or underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling the Investors and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of the Registration Statement.

         Section 8.2 NON-DISCLOSURE OF NON-PUBLIC INFORMATION

         (a) The Company shall not disclose non-public information to the Investors, advisors to or representatives of the Investors unless prior to disclosure of such information the Company identifies such information as being non-public information and provides the Investor, such advisors and representatives with the opportunity to accept or refuse to accept such non-public information for review. The Company may, as a condition to disclosing any non-public information hereunder, require the Investor's advisors and representatives to enter into a confidentiality agreement in form reasonably satisfactory to the Company and the Investors.

         (b) Nothing herein shall require the Company to disclose non-public information to the Investors or their advisors or representatives, and the Company represents that it does not disseminate non-public information to any investors who purchase stock in the Company in a public offering, to money managers or to securities analysts, provided, however, that notwithstanding anything herein to the contrary, the Company will, as hereinabove provided, immediately notify the advisors and representatives of the Investor and, if any, underwriters, of any event or the existence of any circumstance (without any obligation to disclose the specific event or circumstance) of which it becomes aware, constituting non-public information (whether or not requested of the Company specifically or generally during the course of due diligence by such persons or entities), which, if not disclosed in the prospectus included in the Registration Statement would cause such prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements, therein, in light of the circumstances in which they were made, not misleading. Nothing contained in this Section 8.2 shall be construed to mean that such persons or entities other than the Investors (without the written consent of the Investors prior to disclosure of such information) may not obtain non-public information in the course of conducting due diligence in accordance with the terms of this Agreement and nothing herein shall prevent any such persons or entities from notifying the Company of their opinion that based on such due diligence by such persons or entities, that the Registration Statement contains an untrue statement of a material fact or omits a material fact required to be stated in the Registration Statement or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

                                   ARTICLE IX
                                     LEGENDS

         Section 9.1 LEGENDS. Unless registered, or an exemption from registration exists, or otherwise provided below, each certificate representing Registrable Securities will bear the following legend (the "Legend"):

         "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION THAT IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION."

         Upon the execution and delivery hereof, the Company is issuing to the transfer agent for its Common Stock (and to any substitute or replacement transfer agent for its Common Stock upon the Company's appointment of any such substitute or replacement transfer agent) instructions in substantially the form of Exhibit G hereto. Such instructions shall be irrevocable by the Company from and after the date hereof or from and after the issuance thereof to any such substitute or replacement transfer agent, as the case may be, except as otherwise expressly provided in the Registration Rights Agreement. It is the intent and purpose of such instructions, as provided therein, to require the transfer agent for the Common Stock from time to time upon transfer of Registrable Securities by the Investors to issue certificates evidencing such Registrable Securities free of the Legend during the following periods and under the following circumstances and without consultation by the transfer agent with the Company or its counsel and without the need for any further advice or instruction or documentation to the transfer agent by or from the Company or its counsel or the Investors:

         (a) at any time after the Effective Date, upon surrender of one or more certificates evidencing Common Stock that bear the Legend, to the extent accompanied by a notice requesting the issuance of new certificates free of the Legend to replace those surrendered; provided that (i) the Registration Statement shall then be effective; (ii) the Investor confirms to the transfer agent that it has sold, pledged or otherwise transferred or agreed to sell, pledge or otherwise transfer such Common Stock in a bona fide transaction to a third party that is not an affiliate of the Company; and (iii) the Investor confirms to the transfer agent that the Investor has complied with the prospectus delivery requirement. The requirements set forth in subsection 9.1(a)(ii) and 9.1(a)(iii) shall only apply in the event the Company registers the Common Stock pursuant to a Form S-3 registration statement pursuant to the Registration Rights Agreement. In the event the Company registers the Common Stock by means of a registration statement other than a Form S-3 registration statement, then only the condition in subsection 9.1(a)(i) herein shall apply.

         (b) at any time upon any surrender of one or more certificates evidencing Registrable Securities that bear the Legend, to the extent accompanied by a notice requesting the issuance of new certificates free of the Legend to replace those surrendered and containing representations that (i) the Investor is permitted to dispose of such Registrable Securities without limitation as to amount or manner of sale pursuant to Rule 144(k) under the Securities Act or (ii) the Investor has sold, pledged or otherwise transferred or agreed to sell, pledge or otherwise transfer such Registrable Securities in a manner other than pursuant to an effective registration statement, to a transferee who will upon such transfer be entitled to freely tradable securities.

         Any of the notices referred to above in this Section 9.1 may be sent by facsimile to the Company's transfer agent.

         Section 9.2 NO OTHER LEGEND OR STOCK TRANSFER RESTRICTIONS. No legend other than the one specified in Section 9.1 has been or shall be placed on the share certificates representing the Common Stock and no instructions or "stop transfer orders," so called, "stock transfer restrictions," or other restrictions have been or shall be given to the Company's transfer agent with respect thereto other than as expressly set forth in this Article IX.

         Section 9.3 INVESTOR'S COMPLIANCE. Nothing in this Article shall affect in any way the Investor's obligations under any agreement to comply with all applicable securities laws upon resale of the Common Stock.


                                    ARTICLE X
                           CHOICE OF LAW/JURISDICTION

         Section 10.1 CHOICE OF LAW; VENUE; JURISDICTION. This Agreement will be construed and enforced in accordance with and governed by the laws of the State of New York, except for matters arising under the Act, without reference to principles of conflicts of law. Each of the parties consents to the exclusive jurisdiction of the U.S. District Court sitting in the Southern District of the State of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on FORUM NON CONVENIENS, to the bringing of any such proceeding in such jurisdictions. Each party hereby agrees that if another party to this Agreement obtains a judgment against it in such a proceeding, the party which obtained such judgment may enforce same by summary judgment in the courts of any country having jurisdiction over the party against whom such judgment was obtained, and each party hereby waives any defenses available to it under local law and agrees to the enforcement of such a judgment. Each party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

                                   ARTICLE XI
                             ASSIGNMENT; TERMINATION

         Section 11.1 ASSIGNMENT. Neither this Agreement nor any rights of the Investors or the Company hereunder may be assigned by either party to any other person. Notwithstanding the foregoing, (a) the provisions of this Agreement shall inure to the benefit of, and be enforceable by, any transferee of any of the Common Stock purchased or acquired by the Investor hereunder with respect to the Common Stock held by such person, and (b) upon the prior written consent of the Company, which consent shall not unreasonably be withheld, the Investor's interest in this Agreement may be assigned at any time, in whole or in part, to any other person or entity (including any affiliate of the Investor) who agrees to make the representations and warranties contained in Article III and who agrees to be bound by the covenants of Article V.

         Section 11.2 TERMINATION. This Agreement shall terminate two years and six months after the Subscription Date; provided, however, that the provisions of Articles III, IV, V, VI, VII, VIII, IX, X, XI, and XII shall survive the termination of this Agreement.


                                   ARTICLE XII
                                     NOTICES

         Section 12.1 NOTICES. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served,
(ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by reputable courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

         If to the Company:
                                    IJNT International, Inc.
                                    2800 Lafayette, Suite D
                                    Newport Beach, CA 92663
                                    Attention: President
                                    Facsimile: 949-723-2182
                                    Telephone: 949-723-2183

         If to the Investors, at the addresses listed on Schedule A.

         Either party hereto may from time to time change its address or facsimile number for notices under this Section 12.1 by giving at least ten (10) calendar days' prior written notice of such changed address or facsimile number to the other party hereto.


                                  ARTICLE XIII
                                  MISCELLANEOUS

         Section 13.1 COUNTERPARTS/FACSIMILE/AMENDMENTS. This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. Except as otherwise stated herein, in lieu of the original documents, a facsimile transmission or copy of the original documents shall be as effective and enforceable as the original. This Agreement may be amended only by a writing executed by all parties.

         Section 13.2 ENTIRE AGREEMENT. This Agreement, the Exhibits and Attachments hereto, which include, but are not limited to the Certificate of Designations, Escrow Agreement, and the Registration Rights Agreement set forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written relating to the subject matter hereof. The terms and conditions of all Exhibits and Attachments to this Agreement are incorporated herein by this reference and shall constitute part of this Agreement as is fully set forth herein.

         Section 13.3 SURVIVAL; SEVERABILITY. The representations, warranties, covenants and agreements of the parties hereto shall survive each Closing hereunder. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

         Section 13.4 TITLE AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         Section 13.5 REPORTING ENTITY FOR THE COMMON STOCK. The reporting entity relied upon for the determination of the trading price or trading volume of the Common Stock on any given Trading Day for the purposes of this Agreement shall be Bloomberg, L.P. or any successor thereto. The written mutual consent of the Investor and the Company shall be required to employ any other reporting entity.

         Section 13.6 REPLACEMENT OF CERTIFICATES. Upon (i) receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of a certificate representing the Put Shares and (ii) in the case of any such loss, theft or destruction of such certificate, upon delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or (iii) in the case of any such mutilation, on surrender and cancellation of such certificate, the Company at its expense will execute and deliver, in lieu thereof, a new certificate of like tenor.

         Section 13.7 FEES AND EXPENSES. Each of the parties shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby, except that the Company shall pay on the Subscription Date to Havkit Corporation, out of escrow, ten percent of the gross proceeds received by the Company on the Subscription Date, less the sum of Twenty Five Thousand ($25,000) Dollars, which the Company shall pay, out of the proceeds received by the Company on the Subscription Date, out of escrow, to The Goldstein Law Group, PC for legal, administrative, and escrow fees. On each Closing Date for a Put, the Company shall pay (i) three quarters of one percent (.75%) of the proceeds to The Goldstein Law Group, PC for legal, administrative, and escrow agent fees, and (ii) nine and one quarter percent (9.25%) of the proceeds to Havkit Corporation.

         Section 13.8 CONFIDENTIALITY. If for any reason the transactions contemplated by this Agreement are not consummated, each of the parties hereto shall keep confidential any information obtained from any other party (except information publicly available or in such party's domain prior to the date hereof, and except as required by court order) and shall promptly return to the other parties all schedules, documents, instruments, work papers or other written information, without retaining copies thereof, previously furnished by it as a result of this Agreement or in connection herewith.

                  [Remainder of Page Intentionally Left Blank]

                            [Signature Page Follows]

         IN WITNESS WHEREOF, the parties hereto have caused this Preferred Stock and Private Equity Line of Credit Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.


Agreed to and Accepted on
this     day of December, 1998


IJNT INTERNATIONAL, INC.


By ____________________________



                                              By_____________________________



                                              By_____________________________



                                              By______________________________

                                   SCHEDULE A


                                LIST OF INVESTORS
                                -----------------

                                                                       EXHIBIT A


                            IJNT INTERNATIONAL, INC.

                           CERTIFICATE OF DESIGNATION

                                       FOR

                              SERIES A CONVERTIBLE
                                 PREFERRED STOCK

                        ---------------------------------
                             Pursuant to Section 151
             of the General Corporation Law of the State of Delaware
                        ---------------------------------

         IJNT International, Inc. (the "CORPORATION"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "DGCL"), does hereby certify that pursuant to the provisions of Section 151 of the DGCL, the Board of Directors of the Corporation, at a meeting duly convened on December 1, 1998 at which a quorum was present at all times, adopted the following resolution, which resolution remains in full force and effect as of the date hereof:

         WHEREAS, the Board of Directors of the Corporation is authorized, within the limitations and restrictions stated in the Corporation's Certificate of Incorporation, to fix by resolution or resolutions the designation of each class or series of preferred stock (the "PREFERRED STOCK") and the voting powers, and any designations, preferences, and relative, participating, optional or other special rights of any such class or series of Preferred Stock, as well as such other provisions with regard to redemption (at the option of the holders thereof and/or at the option of the Corporation), dividends, dissolution or the distribution of assets, conversion or exchange, and any qualifications or restrictions thereof or such other subjects or matters as shall be stated and expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors; and

         WHEREAS, it is the desire of the Board of Directors of the Corporation, pursuant to such authority, to authorize and fix the terms of the series of Preferred Stock designated as Series A Convertible Preferred Stock.

         NOW THEREFORE, be it resolved, that the terms and provisions of such series and all other right or preferences granted to or imposed upon such series or the holders thereof are as herein set forth:

         1. DESIGNATION, AMOUNT AND PAR VALUE. Of the authorized but unissued shares of Preferred Stock, 2,000 shares are designated Series A Convertible Preferred Stock (the "SERIES A PREFERRED STOCK"). The Series A Preferred Stock will have a par value equal to $0.01 per share.

         2. RANK. The Series A Preferred Stock shall, with respect to dividend rights or rights upon liquidation, dissolution and winding-up of the Corporation, rank PARI PASSU with all other series of Preferred Stock or other class of security expressly ranking PARI PASSU ("PARI PASSU CLASSES") with the Series A Preferred Stock and prior to all series or classes of common stock of the Corporation $0.002 par value per share (the "COMMON STOCK"). Nothing contained herein shall be construed to prohibit the Corporation from authorizing or issuing, in accordance with its Certificate of Incorporation and By-Laws, as the same may be amended and in effect from time to time, any classes or series of equity securities of the Corporation ranking senior to or PARI PASSU with the Series A Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution and winding-up of the Corporation or both.

         3. DIVIDENDS. The holders of the shares of the Series A Preferred Stock shall be entitled to receive a dividend, payable, in cash or unrestricted shares of Series A Preferred Stock, at the option of the Corporation, on each share of Series A Preferred Stock held by such holders (the "SERIES A DIVIDEND") in an amount equal to eight percent (8%) per annum (computed on the basis of a 360 day year of twelve 30 day months) of the Series A Liquidation Preference (as defined below) on the Conversion Date (as defined below), or upon the Expiration Date (as defined below). In the event dividends become due and the Corporation is unable to issue unrestricted shares of Common Stock the Corporation shall pay such dividends in cash as set forth above.

         4. LIQUIDATION PREFERENCE.

         a) Subject to the rights of holders of any class of capital stock or series thereof expressly ranking senior to the Series A Preferred Stock, upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holder of each share of the Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount equal to One Thousand ($1,000) Dollars for each share of Series A Preferred Stock (the "STATED VALUE") then held by such holder plus the Series A Dividend owed through such date (such amount being herein called the "LIQUIDATION PREFERENCE") before any payment shall be made or any assets distributed to the holders of Common Stock or any other series of capital stock junior to the Series A Preferred Stock. If the assets of the Corporation are not sufficient to pay in full the payments payable to the holders of outstanding shares of Series A Preferred Stock and any Pari Passu Classes upon the liquidation, dissolution or winding up of the affairs of the Corporation, then the holders of all such shares shall share ratably with all other holders of shares of Series A Preferred Stock and Pari Passu Classes in such distribution of assets in proportion to the Liquidation Preference of the respective shares.

         b) For the purposes of this Section 4, neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of the Corporation nor the consolidation or merger of the Corporation with or into one or more other corporations or other entities shall be deemed to be a liquidation, dissolution or winding up of the Corporation.

         5. CONVERSION.

         a) RIGHTS OF HOLDER TO CONVERT. The holders of shares of Series A Preferred Stock shall have the right to convert all or a portion of the Series A Preferred Stock into shares of Common Stock so that each share of Series A Preferred Stock is convertible into such numbers of shares of Common Stock determined by dividing the Stated Value of each share of Series A Preferred Stock by the Conversion Price defined herein (the "CONVERSION RATIO"). For the purposes hereof, the "CONVERSION PRICE" shall be equal to 80% of the average of the Closing Bid Price (as defined below) per share of the Common Stock over the five consecutive trading days ending on the trading day immediately preceding the date the applicable holder of Series A Preferred Stock elects to have shares of Series A Preferred Stock converted (the "CONVERSION DATE"). The "CLOSING BID PRICE" means, for any security as of any date, the last closing bid price on the OTC Bulletin Board (the "OTC") as reported by Bloomberg Financial Markets ("BLOOMBERG"), or, if the OTC is not the principal trading market for such security, the last closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price of such security on the pink sheets for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the last closing trade price of such security as reported by Bloomberg. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as reasonably determined in good faith by the Board of Directors of the Company (all as appropriately adjusted for any stock dividend, stock split or other similar transaction during such period).

         b) ADJUSTMENTS TO CONVERSION RATIO. The Conversion Ratio shall be adjusted, from time to time by the Board of Directors of the Corporation, to reflect the effect of any stock dividend, stock split, reverse stock split, merger, consolidation, recapitalization (other than the issuance of Common Stock in exchange for indebtedness or other obligation of similar value), reorganization or other similar transaction affecting the Corporation so that immediately following such event the holders of the Series A Preferred Stock shall be entitled to receive upon conversion thereof the kind and amount of shares of securities of the Corporation and other property which they would have owned or been entitled to receive upon or by reason of such event if such shares of Series A Preferred Stock had been converted immediately before the record date (or, if no record date, the effective date) for such event. An adjustment made pursuant to this paragraph b) of this Section 5 shall become effective immediately after the opening of business on the next day immediately following the record date in the case of a dividend or distribution and shall become effective immediately after the opening of business on the day next following the effective date in the case of a subdivision, combination, reclassification, merger, recapitalization, reorganization or other similar transaction. In case of (i) any consolidation or merger to which the Corporation is a party, other than a merger or consolidation in which the Corporation is the surviving or continuing corporation and which does not result in any reclassification of, or change (other than a change in par value or from par value to no par value or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock (or such other class or series of common stock into which shares of Series A Preferred Stock are then convertible) or

(ii) any sale or conveyance of all or substantially all of the property and assets of the Corporation, then provision shall be made as part of the terms of such transaction whereby the holder of each share of Series A Preferred Stock which is not converted into the right to receive stock or other securities and property in connection with such transaction shall have the right thereafter to convert such share of Series A Preferred Stock into the kind and amount of shares of stock or other securities and property receivable upon such consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock into which such shares of Series A Preferred Stock could have been converted immediately prior to such consolidation, merger, sale or conveyance, subject to adjustment which shall be as nearly equivalent as may be practicable to the adjustments provided for in this paragraph (b) of this Section 5. The Corporation shall not enter into any of the transactions referred to in clauses
(i) or (ii) of the first sentence of this paragraph unless, prior to the consummation thereof, effective provision shall be made in a certificate or articles of incorporation or other constituent document or written instrument of the Corporation or the Surviving Entity, as the case may be, so as to provide for the assumption by the Corporation or such Surviving Entity, as the case may be, of the obligation to deliver to each holder of shares of Series A Preferred Stock such stock or other securities and property and otherwise give effect to the provisions set forth in this paragraph. For the purposes hereof, "SURVIVING ENTITY" means any entity (other than the Corporation) surviving any consolidation or merger referred to in this paragraph, or the entity acquiring the Corporation's assets. The provisions of this paragraph shall apply similarly to successive consolidations, mergers, sales or conveyances.

         The Corporation shall give each holder of Series A Preferred Stock prior written notice delivered to the applicable address set forth on the record books of the Corporation of each adjustment made pursuant to this paragraph b) of Section 5.

         c) PROCEDURES FOR CONVERSION. Any holder of Series A Preferred Stock electing to convert such shares or any portion thereof shall deliver to the Corporation at its principal office by telecopying an executed and completed Notice of Conversion and, by express courier, the certificate representing the Series A Preferred Stock to the Corporation. Each business date (between the hours of 9:00 a.m. and 5:00 p.m. local time for the holder) on which a Notice of Conversion is telecopied to and received by the Corporation in accordance with the provisions hereof shall be deemed a "CONVERSION DATE". The Corporation will transmit the certificates representing shares of Common Stock issuable upon conversion of any Series A Preferred Stock (together with the certificates representing the Series A Preferred Stock not so converted) to the holders via express courier, by electronic transfer or otherwise within five business days after the Conversion Date if the Corporation has received the original Notice of Conversion and Series A Preferred Stock certificate being so converted by such date, or within five business days after receipt by the Corporation of the original Notice of Conversion and Series A Preferred Stock certificate being so converted. In addition to any other remedies which may be available to the holders, in the event that the Corporation fails for any reason to effect delivery of such shares of Common Stock within such five business day period, the holders will be entitled to revoke the relevant Notice of Conversion by delivering a notice to such effect to the Corporation whereupon the Corporation and the holders shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion. The Notice of Conversion and Series A Preferred Stock representing the portion of the shares converted shall be delivered to the principal office of the Corporation at its then current address.

         In the event that the Common Stock issuable upon conversion of the Series A Preferred Stock is not delivered within three business days after the Conversion Date, the Corporation shall pay to the holders, in immediately available funds, upon demand, as liquidated damages for such failure and not as a penalty, for each $100,000 principal amount of Series A Preferred Stock sought to be converted, Five Hundred ($500) Dollars for each of the first 10 calendar days and One Thousand ($1,000) Dollars per calendar day thereafter that the shares of Common Stock due upon conversion are not delivered. Such liquidated damages shall run from the sixth business day after the Conversion Date up until the time that either the Notice of Conversion is revoked or the Common Stock has been delivered, at which time liquidated damages shall cease. Any and all payments required pursuant to this paragraph shall be payable only in immediately available funds to the holders of the Series A Preferred Stock at the addresses indicated in the records of the Corporation. Payment by the Corporation of liquidation damages as set forth herein, shall not relieve the Corporation of its obligation to deliver the shares of Common Stock upon conversion of the Series A Preferred Stock pursuant to the conversion provisions contained herein.

         d) NO FRACTIONAL SECURITIES. No fractional shares of Common Stock shall be issued upon conversion of shares of Series A Preferred Stock. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any share or shares of Series A Preferred Stock, the Corporation shall pay to such holder, within the time restraints set forth in Section 5 c) above, in cash, the value of such fractional share which value shall be based upon the Closing Bid Price of the Common Stock on the trading day immediately preceding the Conversion Date.

         e) TAXES. If a holder converts shares of Series A Preferred Stock, the Corporation shall pay any documentary, stamp or similar issue or transfer tax due on the issue of securities of the Corporation to the holder upon the conversion.

         f) RESERVATION OF SHARES. At all times, the Company shall reserve and keep available out of its authorized but unissued Common Stock solely for issuance upon the conversion of shares of the Series A Preferred Stock as herein provided, such number of shares of Common Stock as, from time to time, shall be issuable upon the conversion of all the shares of the Series A Preferred Stock at the time outstanding. If at any time the number of authorized but unissued shares of Common Stock shall be insufficient to satisfy the conversion rights hereunder, in addition to such other remedies as shall be available to the holder of Series A Preferred Stock, the Company will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose. All shares of Common Stock issued upon due conversion of shares of Series A Preferred Stock shall be validly issued, fully paid and non-assessable.

         g) AUTOMATIC CONVERSION. In the event that this Series A Preferred Stock has not all been converted prior to the second anniversary of the date the Series A Preferred Stock was issued, then the Series A Preferred Stock shall automatically be converted on the second anniversary of the date the Series A Preferred Stock was issued as if the holder voluntarily elected such conversion in accordance with the procedure, terms and conditions as set forth in this Certificate of Designation.

         h) CONVERSION LIMITS. Each holder agrees that it shall not convert any portion of the Series A Preferred Stock, which would result in any holder holding, at any time, more than 4.99% of the then outstanding shares of Common Stock. The preceding sentence shall not interfere with any holders right to convert any portion of the Series A Preferred Stock into more than 4.99% of the then outstanding shares of Common Stock in the aggregate, over time, and is not intended to mean that each holder is limited in its conversion to an aggregate total of no more than 4.99% of then outstanding shares of Common Stock. This restriction shall not apply in the event of an automatic conversion pursuant to
Section 5 g) above.

         6. ADJUSTMENTS.

         a) If the Company shall, at any time or from time to time, declare and pay to the holders of Common Stock a dividend in shares of Common Stock, or the Company shall subdivide the outstanding shares of Common Stock into a greater number of shares of Common Stock, or combine the outstanding shares of Common Stock into a smaller number of shares of Common Stock the Conversion Price shall be adjusted to equal the price determined by multiplying the Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock issued and outstanding immediately prior to the happening of such event and the denominator of which shall be the number of shares of Common Stock issued and outstanding immediately after the happening of such event. Such adjustment shall become effective immediately after the opening of business on the day immediately following the record date, in the event of a stock dividend, or the day upon which the subdivision or combination becomes effective, as the case may be.

         b) If the Company shall, at any time or from time to time after the date on which the Series A Preferred Stock was first issued by the Company, make or issue, or fix a record date for the determination of holders of shares of Common Stock entitled to receive a dividend or other distribution payable in securities of the Company, including a distribution of evidence of indebtedness of the Company, other than shares of Common Stock, then, and in each such event, provision shall be made by the Company so that the holders of shares of Series A Preferred Stock shall receive upon conversion thereof, in addition to the shares of Common Stock receivable upon conversion, the amount of those securities of the Company that such holders would have received had their shares of Series A Preferred Stock been converted on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by them as aforesaid during such period.

         c) If the shares of Common Stock issuable upon the conversion of shares of Series A Preferred Stock shall be changed into the same or any different number of shares of any class or any series of any class of capital stock, whether by capital reorganization, reclassification or otherwise, then, and in each such event, the holder of shares of Series A Preferred Stock shall have the right thereafter to convert such shares of Series A Preferred Stock into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change by holders of the number of shares of Common Stock into which such shares of Series A Preferred Stock might have been converted immediately prior to such reorganization, reclassification or change.

         d) Upon any conversion of Series A Preferred Stock pursuant to Section 5 above, the shares of Series A Preferred Stock which are converted shall not be reissued. Upon conversion of all of the then outstanding Series A Preferred Stock pursuant to Section 5 above and upon the taking of any action required by law, all matters set forth in this Certificate of Designation shall be eliminated from the Certificate of Incorporation, shares of Series A Preferred Stock shall not be deemed outstanding for any purpose whatsoever and all such shares shall revert to the status of authorized and unissued shares of Preferred Stock.

         7. VOTING RIGHTS. The holders of record of shares of Series A Preferred Stock shall not be entitled to vote on any matters presented to the stockholders of the Company for approval, except as required by law.

         8. NO IMPAIRMENT. This Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Certificate of Designation and in taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of Series A Preferred Stock against impairment.

         9. GENERAL PROVISIONS.

         a) "OUTSTANDING" SECURITIES. The term "outstanding", when used with reference to shares of stock, shall mean issued shares, excluding shares held by the Corporation, or a subsidiary thereof.

         b) HEADINGS. The headings of the paragraphs, subparagraphs, clauses, and sub-clauses of this Certificate of Designations are for convenience of reference only and shall not define, limit, or affect any of the provisions hereof.

         IN WITNESS WHEREOF, IJNT International, Inc. has caused this certificate to be signed by its Chairman and Secretary, respectively, this ____ day of December, 1998.


                                      ------------------------------------------
                                      Name:
                                      Title:     Chairman



                                      ------------------------------------------
                                      Name:
                                      Title:     Secretary

                                                                       EXHIBIT B


                                ESCROW AGREEMENT


         THIS ESCROW AGREEMENT is made as of the __ day of December, 1998 by and among IJNT INTERNATIONAL, INC., with its principal office at 2800 Lafayette, Suite D, Newport Beach, California 92663 (hereinafter the "COMPANY"), HAVKIT CORPORATION (the "PLACEMENT AGENT") located at 64-31 Ellwell Crescent, Forest Hills, New York 11374, the "PURCHASERS" specified on Schedule A attached hereto, with their respective principal offices at the addresses set forth in Schedule A, and The Goldstein Law Group, PC, 65 Broadway, 10th Fl., New York, NY 10006 (hereinafter the "ESCROW AGENT").

                              W I T N E S S E T H:

         WHEREAS, the Purchasers will be purchasing Preferred Stock and Common Stock from the Company at a purchase price as set forth in Preferred Stock and Private Equity Line Of Credit Agreement (the "EQUITY LINE AGREEMENT") dated December, 1998, which will be issued as per the terms contained herein and in the Equity Line Agreement executed by the Company and Purchasers; all capitalized terms not defined herein shall have the definition as set forth in the Equity Line Agreement; and

         WHEREAS, the Placement Agent is to receive a fee from the Company as set forth in the Equity Line Agreement in connection with transactions contemplated thereby; and

         WHEREAS, the parties hereby agree to establish an escrow account with the Escrow Agent whereby the Escrow Agent shall hold the funds for the purchase of the Initial Shares and Put Shares (collectively referred to as the "SECURITIES"); and

         WHEREAS, the Company shall have a Put for the remainder of the Commitment Amount after the Initial Shares Investment Amount has been paid to the Company, in accordance with the terms and conditions in the Agreement; and

         WHEREAS, it is intended that the purchase of Securities be consummated in accordance with the requirements set forth by Regulation D promulgated under the Securities Act of 1933, as amended; and

         WHEREAS, the Company has requested that the Escrow Agent hold the Initial Shares Investment Amount and the remainder of the Commitment Amount in escrow until the Escrow Agent has received the Initial Shares and the Put Shares, as applicable. The Escrow Agent will then immediately wire transfer or otherwise deliver at the Company's discretion immediately available funds to the Company's account and arrange for delivery of the Initial Shares and Put Shares to Investors as per the terms and conditions in the Agreement.

         NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties agree as follows:


                                    ARTICLE 1

                   TERMS OF THE ESCROW FOR THE INITIAL SHARES

         1.1 Upon Escrow Agent's receipt of the Initial Shares Investment Amount into its attorney trustee account, it shall notify the Company, or the Company's designated attorney or agent, of the amount of funds it has received into its account.

         1.2 The Company, upon receipt of said notice and acceptance of the Agreement by both parties, as evidenced by the Company's and the Investor's execution thereof, shall deliver to the Escrow Agent the Initial Shares being purchased on the Subscription Date. Escrow Agent shall then communicate with the Company to confirm the validity of its issuance.

         1.3 Once Escrow Agent confirms the validity of the issuance of the Initial Shares, he shall immediately wire that amount of funds necessary to purchase the Initial Shares per the written instructions of the Company net of all fees as set forth below. The Company will furnish Escrow Agent with a "Net Letter" directing payment out of escrow of (i) Placement Agent fees as per the terms of the Agreement to the Placement Agent; and (ii) legal, administrative, and escrow costs as per the terms of the Agreement to The Goldstein Law Group, PC, such fees are to be remitted in accordance with wire instructions that will be sent to Escrow Agent from the Company, with the net balance payable to the Company. Once the funds (as set forth above) have been received per the Company's instructions, the Escrow Agent shall then arrange to have the Securities delivered as per instructions from the Investor.


                                    ARTICLE 2

                     TERMS OF THE ESCROW FOR THE PUT SHARES

         2.1 Upon Escrow Agent's receipt of confirmation in writing that the Company has properly served a Put Notice in accordance with the Agreement, and once it has received the Purchase Price for the Put Shares into its attorney trustee account, it shall notify the Company, or the Company's designated attorney or agent, of the amount of funds it has received into its account.

         2.2 The Company, upon receipt of said notice and acceptance by the Investor, as evidenced by written notice by the Investor, shall deliver to the Escrow Agent the Put Shares being purchased. Escrow Agent shall then communicate with the Company to confirm the validity of its issuance.

         2.3 Once Escrow Agent confirms the validity of the issuance of the Put Shares, he shall immediately wire that amount of funds necessary to purchase of the Put Shares net of all fees as set forth below per the written instructions of the Company. The Company will furnish Escrow Agent with a "Net Letter" directing payment out of escrow the fees as per the terms of the Agreement. Such fees are to be remitted in accordance with wire instructions that will be sent to Escrow Agent from the Company, with the net balance payable to the Company. Once the funds have been received per the Company's instructions, the Escrow Agent shall then arrange to have the Securities delivered as per instructions from the Investors.

         2.4 This Agreement may be altered or amended only with the consent of all of the parties hereto. Should the Company or Investor attempt to change this Agreement in a manner which, in the Escrow Agent's discretion, shall be undesirable, the Escrow Agent may resign as Escrow Agent by notifying the Company and the Investor in writing. In the case of the Escrow Agent's resignation or removal pursuant to the foregoing, its only duty, until receipt of notice from the Company and the Investor or its agent that a successor escrow agent shall have been appointed, shall be to hold and preserve the funds. Upon receipt by the Escrow Agent of said notice from the Company and the Investor of the appointment of a successor escrow agent, the name of a successor escrow account and a direction to transfer the funds, the Escrow Agent shall promptly thereafter transfer all of the funds held in escrow to said successor escrow agent. Immediately after said transfer, the Escrow Agent shall furnish the Company and the Investor with proof of such transfer. The Escrow Agent is authorized to disregard any notices, requests, instructions or demands received by it from the Company or the Investor after notice of resignation or removal shall have been given, unless the same shall be the aforementioned notice from the Company and the Investor to transfer the funds to a successor escrow agent or to return same to the respective parties.

         2.5 The Escrow Agent shall be reimbursed by the Company and the Investor for any reasonable expenses incurred in the event there is a conflict between the parties and the Escrow Agent shall deem it necessary to retain counsel.

         2.6 The Escrow Agent shall not be liable for any action taken or omitted by it in good faith in accordance with the advice of the Escrow Agent's counsel; and in no event shall the Escrow Agent be liable or responsible except for the Escrow Agent's own gross negligence or willful misconduct.

         2.7 The Company and the Investor warrant to and agree with the Escrow Agent that, unless otherwise expressly set forth in this Agreement:

             (i) there is no security interest in the Securities or any part thereof;

             (ii) no financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest or in describing (whether specifically or generally) the Securities or any part thereof; and

             (iii) the Escrow Agent shall have no responsibility at any time to ascertain whether or not any security interest exists in the Securities or any part thereof or to file any financing statement under the Uniform Commercial Code with respect to the Securities or any part thereof.

         2.8 The Escrow Agent in its capacity as such has no liability hereunder to either party other than to hold the funds and the Securities and to deliver them under the terms hereof. Each party hereto agrees to indemnify and hold harmless the Escrow Agent in its capacity as such from and with respect to any suits, claims, actions or liabilities arising in any way out of this transaction including the obligation to defend any legal action brought which in any way arises out of or is related to this Escrow.


                                    ARTICLE 3

                                  MISCELLANEOUS

         3.1 No waiver or any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed any extension of the time for performance of any other obligation or act.

         3.2 All notices or other communications required or permitted hereunder shall be in writing, and shall be sent by fax, overnight courier, registered or certified mail, postage prepaid, return receipt requested, and shall be deemed received upon receipt thereof, as follows:

         (a) IJNT International, Inc.
             2800 Lafayette, Suite D
             Newport Beach, CA 92663
             Attention: President
             Telephone:949-723-2183
             Facsimile:949-723-2182


         (b) if to the Investors, to such Investor's address set forth on Schedule A hereto.

         (c) The Goldstein Law Group, PC
             65 Broadway, 10th Fl.
             New York, NY  10006
             Attention:  Scott H. Goldstein, Esq.
             Telephone: (212) 809-4220
             Facsimile: (212) 809-4228

         or to such other person at such other place as the such party shall designate to the other party in writing;

         3.3 This Agreement shall be binding upon and shall inure to the benefit of the permitted successors and assigns of the parties hereto.

         3.4 This Agreement is the final expression of, and contains the entire Agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the parties to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein.

         3.5 Whenever required by the context of this Agreement, the singular shall include the plural and masculine shall include the feminine. This Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same. Unless otherwise indicated, all references to Articles are to this Agreement.

         3.6 The Company acknowledges and confirms that it is not being represented in a legal capacity by The Goldstein Law Group, PC and it has had the opportunity to consult with its own legal advisors prior to the signing of this Agreement.

         3.7 This Agreement will be construed and enforced in accordance with and governed by the laws of the State of New York, except for matters arising under the Act, without reference to principles of conflicts of law. Each of the parties consents to the exclusive jurisdiction of the U.S. District Court sitting in the Southern District of the State of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on FORUM NON CONVENIENS, to the bringing of any such proceeding in such jurisdictions. Each party hereby agrees that if another party to this Agreement obtains a judgment against it in such a proceeding, the party which obtained such judgment may enforce same by summary judgment in the courts of any country having jurisdiction over the party against whom such judgment was obtained, and each party hereby waives any defenses available to it under local law and agrees to the enforcement of such a judgment. Each party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.



                  [Remainder of Page Intentionally Left Blank]

                            [Signature Page Follows]

         IN WITNESS WHEREOF, the parties hereto have executed this Escrow
Agreement as of the      day of December, 1998.

IJNT INTERNATIONAL, INC.


By___________________________________





                                         The Goldstein Law Group, PC
                                         Escrow Agent

                                         By___________________________________

                                                                       EXHIBIT C


                        PUT NOTICE/COMPLIANCE CERTIFICATE


The undersigned, hereby certifies, with respect to shares of common stock of IJNT International, Inc. (the "COMPANY") issuable in connection with this Put Notice and Compliance Certificate dated _____________ (the "Notice"), delivered pursuant to Article II of the Preferred Stock and Equity Private Line Of Credit Agreement (the "AGREEMENT"), as follows:

1. The undersigned is the duly elected __________ of the Company.

2. The representations and warranties of the Company set forth in the Agreement dated as of ________, are true and correct in all material respects as though made on and as of the date hereof.

3. The Company has performed in all material respects all of the conditions, covenants and agreements to be performed by the Company on or prior to the Closing Date related to this Notice and has complied in all material respects with all obligations and conditions contained in the Agreement.

4. The Investment Amount is $____________.


The undersigned has executed this Certificate this ____ day of ________, ___.


                                           IJNT International, Inc.

                                           By___________________________________

                                                                       EXHIBIT D


                          REGISTRATION RIGHTS AGREEMENT


         THIS REGISTRATION RIGHTS AGREEMENT, dated the day of December, 1998, between the entities listed on Schedule A attached hereto (referred to as the "PURCHASERS"), and IJNT International, Inc., a corporation incorporated under the laws of the state of Delaware, and having its principle place of business at 2800 Lafayette, Suite D, Newport Beach, CA 92663, (the "COMPANY").

         WHEREAS, simultaneously with the execution and delivery of this Agreement, the Purchasers are purchasing from the Company, pursuant to a Preferred Stock and Private Equity Line of Credit Agreement dated the date hereof (the "EQUITY LINE AGREEMENT"), an aggregate of up to Eight Million ($8,000,000) Dollars principal amount of shares of Common Stock and an aggregate of Two Million ($2,000,000) Dollars principal amount of Series A Preferred Stock; All capitalized terms not hereinafter defined shall have that meaning assigned to them in the Equity Line Agreement; and

         WHEREAS, the Company desires to grant to the Purchasers the registration rights set forth herein with respect to the Put Shares, and the shares of Common Stock underlying the Initial Shares (hereinafter referred to as the "STOCK" or "SECURITIES" of the Company).

         NOW, THEREFORE, the parties hereto mutually agree as follows:

         Section 1. REGISTRABLE SECURITIES. As used herein the term "REGISTRABLE SECURITY" means the Securities; provided, however, that with respect to any particular Registrable Security, such security shall cease to be a Registrable Security when, as of the date of determination, (i) it has been effectively registered under the Securities Act of 1933, as amended (the "1933 ACT") and disposed of pursuant thereto, (ii) registration under the 1933 Act is no longer required for the immediate public distribution of such security as a result of the provisions of Rule 144 promulgated under the 1933 Act, or (iii) it has ceased to be outstanding. The term "Registrable Securities" means any and/or all of the securities falling within the foregoing definition of a "Registrable Security." In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Common Stock, such adjustment shall be made in the definition of "Registrable Security" as is appropriate in order to prevent any dilution or enlargement of the rights granted pursuant to this Section 1.

         Section 2. RESTRICTIONS ON TRANSFER. The Purchasers acknowledge and understand that prior to the registration of the Securities as provided herein, the Securities are "restricted securities" as defined in Rule 144 promulgated under the Act. The Purchasers understand that no disposition or transfer of the Securities may be made by Purchasers in the absence of (i) an opinion of counsel to the Purchasers that such transfer may be made without registration under the 1933 Act or (ii) such registration.

         Section 3. REGISTRATION RIGHTS.

                 (a) The Company agrees that it will prepare and file with the Securities and Exchange Commission ("SEC"), within 30 calendar days after the Subscription Date, a registration statement (on Form S-3), under the 1933 Act (the "REGISTRATION STATEMENT"), at the sole expense of the Company (except as provided in Section 3(c) hereof), in respect of all holders of Registrable Securities, so as to permit a public offering and sale of the Registrable Securities under the Act. The Company shall use its best efforts to cause the Registration Statement to become effective within 90 calendar days from the Subscription Date. The number of shares designated in the Registration Statement to be registered shall be 200% of the number of Securities that would be required if all the Registrable Securities were issued on the Trading Day immediately preceding before the filing of the Registration Statement.

                 (b) The Company will maintain the Registration Statement or post-effective amendment filed under this Section 3 hereof current under the 1933 Act until the earlier of (i) the date that all of the Registrable Securities have been sold pursuant to the Registration Statement, (ii) the date the holders thereof receive an opinion of counsel that the Registrable Securities may be sold under the provisions of Rule 144 or (iii) three years after the Subscription Date.

                 (c) All fees, disbursements and out-of-pocket expenses and costs incurred by the Company in connection with the preparation and filing of the Registration Statement under subparagraph 3(a) and in complying with applicable securities and Blue Sky laws (including, without limitation, all attorneys' fees) shall be borne by the Company. The Purchasers shall bear the cost of underwriting discounts and commissions, if any, applicable to the Registrable Securities being registered and the fees and expenses of its counsel. The Company shall qualify any of the securities for sale in such states as such Purchasers reasonably designate and shall furnish indemnification in the manner provided in Section 6 hereof. However, the Company shall not be required to qualify in any state which will require an escrow or other restriction relating to the Company and/or the sellers. The Company at its expense will supply the Purchasers with copies of the Registration Statement and the prospectus or offering circular included therein and other related documents in such quantities as may be reasonably requested by the Purchasers.

                 (d) The Company shall not be required by this Section 3 to include a Purchasers' Registrable Securities in any Registration Statement which is to be filed if, in the opinion of counsel for both the Purchasers and the Company (or, should they not agree, in the opinion of another counsel experienced in securities law matters acceptable to counsel for the Purchasers and the Company) the proposed offering or other transfer as to which such registration is requested is exempt from applicable federal and state securities laws and would result in all purchasers or transferees obtaining securities which are not "restricted securities", as defined in Rule 144 under the 1933 Act.

                 (e) In the event the Registration Statement to be filed by the Company pursuant to Section 3(a) above is not filed with the SEC within thirty
(30) calendar days from the Subscription Date and/or the Registration Statement is not declared effective by the SEC within 90 days from the Subscription Date, then the Company will pay Purchasers (pro rated on a daily basis), as liquidated damages for such failure and not as a penalty, two (2%) percent of the purchase price of the then outstanding Securities for every 30 calendar day period until the Registration Statement has been filed and/or declared effective. Such payment of the liquidated damages shall be made to the Purchasers in cash, immediately upon demand, provided, however, that the payment of such liquidated damages shall not relieve the Company from its obligations to register the Securities pursuant to this Section. If the Company does not remit the damages to the Purchasers as set forth above, the Company will pay the Purchasers reasonable costs of collection, including attorneys fees, in addition to the liquidated damages. The registration of the Securities pursuant to this provision shall not affect or limit Purchasers' other rights or remedies as set forth in this Agreement.

                 (f) No provision contained herein shall preclude the Company from selling securities pursuant to any Registration Statement in which it is required to include Registrable Securities pursuant to this Section 3.

                 (g) The Company agrees to only include the Registrable Securities in the Registration Statement.

                 (h) The Company agrees that it will declare the Registration Statement effective within five days after being informed by the SEC that the Registration Statement may be declared effective, and will respond to any questions and/or comments from the SEC within five business days after receipt of same.

         Section 4. COOPERATION WITH COMPANY. Purchasers will cooperate with the Company in all respects in connection with this Agreement, including timely supplying all information reasonably requested by the Company and executing and returning all documents reasonably requested in connection with the registration and sale of the Registrable Securities.

         Section 5. REGISTRATION PROCEDURES. If and whenever the Company is required by any of the provisions of this Agreement to effect the registration of any of the Registrable Securities under the Act, the Company shall (except as otherwise provided in this Agreement), as expeditiously as possible:

                 (a) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Act with respect to the sale or other disposition of all securities covered by such registration statement whenever the Purchasers of such securities shall desire to sell or otherwise dispose of the same (including prospectus supplements with respect to the sales of securities from time to time in connection with a registration statement pursuant to Rule 415 promulgated under the Act);

                 (b) furnish to each Purchaser such numbers of copies of a summary prospectus or other prospectus, including a preliminary prospectus or any amendment or supplement to any prospectus, in conformity with the requirements of the Act, and such other documents, as such Purchasers may reasonably request in order to facilitate the public sale or other disposition of the securities owned by such Purchasers;

                 (c) register and qualify the securities covered by the Registration Statement under such other securities or blue sky laws of such jurisdictions as the Purchasers shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable each Purchaser to consummate the public sale or other disposition in such jurisdiction of the securities owned by such Purchasers, except that the Company shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or to file therein any general consent to service of process;

                 (d) list such securities on the Nasdaq OTC Bulletin Board or other national securities exchange on which any securities of the Company are then listed, if the listing of such securities is then permitted under the rules of such exchange or Nasdaq;

                 (e) enter into and perform its obligations under an underwriting agreement, if the offering is an underwritten offering, in usual and customary form, with the managing underwriter or underwriters of such underwritten offering;

                 (f) notify each holder of Registrable Securities covered by the Registration Statement, at any time when a prospectus relating thereto covered by the Registration Statement is required to be delivered under the Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

         Section 6. INFORMATION BY PURCHASERS. Each holder of Registrable Securities included in any registration shall furnished to the Company such information regarding such Purchasers and the distribution proposed by such Purchasers as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 6.

         Section 7. ASSIGNMENT. The rights granted the Purchasers under this Agreement shall not be assigned without the written consent of the Company, which consent shall not be unreasonably withheld. This Agreement is binding upon and inures to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.

         Section 8. TERMINATION OF REGISTRATION RIGHTS. The rights granted pursuant to this Agreement shall terminate as to each Purchaser (and permitted transferee under Section 7 above) upon the occurrence of any of the following:

                 (a) all such Purchasers' securities subject to this Agreement have been registered;

                 (b) all of such Purchasers' securities subject to this Agreement may be sold without such registration pursuant to Rule 144 promulgated by the SEC pursuant to the Securities Act;

                 (c) all of such Purchasers' securities subject to this Agreement can be sold pursuant to Rule 144(k); or

                 (d) two years from the issuance of the Registrable Securities.

         Section 9. INDEMNIFICATION.

                 (a) In the event of the filing of any Registration Statement with respect to Registrable Securities pursuant to Section 3 hereof, the Company agrees to indemnify and hold harmless the Purchasers and each officer or director of the Purchasers or person, if any, who controls the Purchasers within the meaning of the Securities Act ("DISTRIBUTING PURCHASERS") against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees), to which the Distributing Purchasers may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such Registration Statement, or any related preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by the Distributing Purchasers, specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                 (b) Each Distributing Purchaser agrees that it will indemnify and hold harmless the Company, and each officer, director of the Company or person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages or liabilities (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees) to which the Company or any such officer, director or controlling person may become subject under the Securities Act or otherwise, insofar as such losses claims, damages or liabilities (or actions in respect thereof; arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in a Registration Statement requested by such Distributing Purchaser, or any related preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by such Distributing Purchaser, specifically for use in the preparation thereof and, provided further, that the indemnity agreement contained in this Section 9(b) shall not inure to the benefit of the Company with respect to any person asserting such loss, claim, damage or liability who purchased the Registrable Securities which are the subject thereof if the Company failed to send or give (in violation of the Securities Act or the rules and regulations promulgated thereunder) a copy of the prospectus contained in such Registration Statement to such person at or prior to the written confirmation to such person of the sale of such Registrable Securities, where the Company was obligated to do so under the Securities Act or the rules and regulations promulgated thereunder. This indemnity agreement will be in addition to any liability which the Distributing Purchasers may otherwise have.

                 (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than as to the particular item as to which indemnification is then being sought solely pursuant to this Section. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, assume the defense thereof, subject to the provisions herein stated and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless the indemnifying party shall not pursue the action to its final conclusion. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party; provided that if the indemnified party is the Distributing Purchaser, the fees and expenses of such counsel shall be at the expense of the indemnifying party if (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, or (ii) the named parties to any such action (including any impleaded parties) include both the Distributing Purchaser and the indemnifying party and the Distributing Purchaser shall have been advised by such counsel that there may be one or more legal defenses available to the indemnifying party different from or in conflict with any legal defenses which may be available to the Distributing Purchaser (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the Distributing Purchaser, it being understood, however, that the indemnifying party shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable only for the reasonable fees and expenses of one separate firm of attorneys for the Distributing Purchaser, which firm shall be designated in writing by the Distributing Purchaser). No settlement of any action against an indemnified party shall be made without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld.

         Section 10. CONTRIBUTION. In order to provide for just and equitable contribution under the Securities Act in any case in which (i) the Distributing Purchaser makes a claim for indemnification pursuant to Section 9 hereof but is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of Section 9 hereof provide for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any Distributing Purchaser, then the Company and the applicable Distributing Purchaser shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees), in either such case (after contribution from others) on the basis of relative fault as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the applicable Distributing Purchaser, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Distributing Purchaser agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         Section 11. NOTICES. Any notice pursuant to this Agreement by the Company or by the Purchasers shall be in writing and shall be deemed to have been duly given if delivered by (i) hand, (ii) by facsimile and followed by mail delivery or (iii) if mailed by certified mail, return receipt requested, postage prepaid, addressed as follows:

                 (a) If to the Purchasers, to their respective address set forth on Schedule A annexed to this Agreement.

                 (b) If to the Company, at the address set forth herein, or to such other address as any such party may designate by notice to the other party. Notices shall be deemed given at the time they are delivered personally or five
(5) days after they are mailed in the manner set forth above. If notice is delivered by facsimile to the Company and followed by mail, delivery shall be deemed given two (2) days after such facsimile is sent.

         Section 12. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 13. HEADINGS. The headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         Section 14. JURISDICTION. This Agreement will be construed and enforced in accordance with and governed by the laws of the State of New York, except for matters arising under the Act, without reference to principles of conflicts of law. Each of the parties consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of the State of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on FORUM NON CONVENIENS, to the bringing of any such proceeding in such jurisdictions. Each party hereby agrees that if another party to this Agreement obtains a judgment against it in such a proceeding, the party which obtained such judgment may enforce same by summary judgment in the courts of any country having jurisdiction over the party against whom such judgment was obtained, and each party hereby waives any defenses available to it under local law and agrees to the enforcement of such a judgment. Each party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

         Section 15. SEVERABILITY. If any provision of this Agreement shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof and this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.


                  [Remainder of Page Intentionally Left Blank]

                            [Signature Page Follows]

         IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed, on the day and year first above written.


Attest:                                      IJNT International, Inc.


By:________________________________          By:________________________________
    Name:                                        Name:
    Title:                                       Title:

                                                                       EXHIBIT E


              FORM OF OPINION OF THE COMPANY'S INDEPENDENT COUNSEL

[Date]


Address

Re:      Preferred Stock and Private Equity
         Line of Credit Agreement dated December __, 1998

Ladies and Gentlemen:

         This opinion is furnished to you pursuant to the Preferred Stock and Private Equity Line of Credit Agreement by and between, the entities (the "INVESTORS") listed on Schedule A, and IJNT International, Inc. (the "COMPANY"), dated December, 1998 (the "LINE OF CREDIT AGREEMENT"), which provides for the issuance of Preferred Stock, and sale by the Company of up to ____ shares of Common Stock of the Company (the "PUT SHARES"). All terms used herein have the meanings defined for them in the Line of Credit Agreement unless otherwise defined herein.

         We have acted as counsel for the Company in connection with the negotiation of the Line of Credit Agreement, the Certificate of Designation, the Escrow Agreement, and the Registration Rights Agreement (the "REGISTRATION RIGHTS AGREEMENT") between the Investors, and the Company, dated December, 1998, and the Escrow Agreement between the Investors, the Company and the Escrow Agent, dated December, 1998 (the "ESCROW Agreement", and together with the Line of Credit Agreement and the Registration Rights Agreement, the "Agreements"). As counsel, we have made such legal and factual examinations and inquires as we have deemed advisable or necessary for the purpose of rendering this opinion. In addition, we have examined, among other things, originals or copies of such corporate records of the Company, certificates of public officials and such other documents and questions of law that we consider necessary or advisable for the purpose of rendering this opinion. In such examination we have assumed the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all copies submitted to us as copies thereof, the legal capacity of natural persons, and the due execution and delivery of all documents (except as to due execution and delivery by the Company) where due execution and delivery are a prerequisite to the effectiveness thereof.

         As used in this opinion, the expression "to our knowledge" refers to the current actual knowledge of the attorneys of this firm who have worked on matters for the Company solely in connection with the Agreements and the transactions contemplated thereby.

         For purposes of this opinion, we have assumed that you have all requisite power and authority, and have taken any and all necessary corporate action, to execute and deliver the Agreements, and we are assuming that the representations and warranties made by the Investor in the Agreements and pursuant thereto are true and correct.

         The opinions hereinafter expressed are subject to the following qualifications:

         Based upon and subject to the foregoing, we are of the opinion that:

         1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority (corporate and other) to carry on its business and to own, lease and operate its properties and assets as described in the Company's SEC Documents. To our knowledge, the Company does not own or control any other business entity. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the Company owns or leases property, other than those in which the failure so to qualify would not have a Material Adverse Effect.

         2. The Company has the requisite corporate power and authority to enter into and perform its obligations under the Agreements, and the Certificate of Designation, and to issue the Preferred Stock, the Put Shares, and the shares of Common Stock underlying the Preferred Stock (the "Underlying Shares"). The execution and delivery of the Agreements, and the execution, issuance and delivery of the Common Stock, the Preferred Stock, and the Underlying Shares, by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required. Each of the Agreements has been duly executed and delivered, and the Common Stock, and Preferred Stock have been duly executed, issued and delivered, by the Company and each of the Agreements, the Put Shares and the Preferred Stock constitutes valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

         3. The execution, delivery and performance of the Agreements, and the issuance of the Common Stock and the Preferred Stock, by the Company and the consummation by the Company of the transactions contemplated thereby, including, without limitation, the issuance of the Put Shares, the Preferred Stock, and the Underlying Shares, do not and will not (i) result in a violation of the Company's Articles or By-Laws; (ii) conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture, instrument or any "lock-up" or similar provision of any underwriting or similar agreement to which the Company is a party, except for such conflicts, defaults, terminations, amendments, accelerations and cancellations as would not, individually or in the aggregate, have a Material Adverse Effect; or (iii) result in a violation of any federal or state law, rule or regulation applicable to the Company or by which any property or asset of the Company is bound or affected, except for such violations as would not, individually or in the aggregate, have a Material Adverse Effect. To our knowledge, the Company is not in violation of any terms of its Articles or Bylaws.

         4. The issuance of the Put Shares, the Preferred Stock, the Underlying Shares, and the Blackout Shares in accordance with the Line of Credit Agreement will be exempt from registration under the Securities Act of 1933 and will be in compliance with Delaware state securities laws. When so issued, the Put Shares, the Blackout Shares, the Preferred Stock, and the Underlying Stock, will be duly and validly issued, fully paid and nonassessable, and free of any liens, encumbrances and preemptive or similar rights contained in the Company's Articles of Incorporation (the "ARTICLES") or Bylaws or, to our knowledge, in any agreement to which the Company is party.

         5. To our knowledge, except as disclosed in the SEC Documents, there are no claims, actions, suits, proceedings or investigations that are pending against the Company or its properties, or against any officer or director of the Company in his or her capacity as such, nor has the Company received any written threat of any such claims, actions, suits, proceedings, or investigations which are required to be and have not been disclosed in the SEC Documents.

         6. To our knowledge, there are no outstanding options, warrants, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any right to subscribe for or acquire any shares of Common Stock or contracts, commitments, understanding, or arrangements by which the Company is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock, except as described in the SEC Documents. To our knowledge, the Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

         7. The issuance of the Securities will not violate the applicable listing agreement between the Company and any securities exchange or market on which the Company's securities are listed.

         8. As more specifically described in the Reports, the authorized capital stock of the Company consists of shares of Common Stock, no par value per share ("COMMON STOCK") and shares of Preferred Stock, par value $___ per share.


         This opinion is furnished to the Investors solely for their benefit in connection with the transactions described above and may not be relied upon by any other person or for any other purpose without our prior written consent.

                                              Very truly yours,

                                                                       EXHIBIT F


                              NOTICE OF CONVERSION

        (TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO CONVERT THE
                            SERIES A PREFERRED STOCK)


The undersigned hereby irrevocably elects to convert the Series A Preferred Stock No. ____ into Shares of common stock of IJNT INTERNATIONAL, INC. (the "Company") according to the conditions hereof, as of the date written below.

The undersigned represents and warrants that:

         (i) that all offers and sales by the undersigned of the shares of Common Stock issuable to the undersigned upon conversion of the Series A Preferred Stock shall be made pursuant to an exemption from registration under the Securities Act of 1933, as amended (the "Act"), or pursuant to registration of the Common Stock under the Act, subject to any restrictions on sale or transfer set forth in the Preferred Stock Private Equity Line Of Credit Agreement between the Company and the original holder of the Series A Preferred Stock submitted herewith for conversion;
         (ii) the undersigned has not engaged in any transaction or series of transaction that is a part of or a plan or scheme to evade the registration requirements of the Act; and
         (iii) upon conversion pursuant to this Notice of Conversion, the undersigned will not own more than 4.99% of the then outstanding shares of Common Stock of the Company.


---------------------------                        ---------------------------
Date of Conversion                                 Applicable Conversion Price

---------------------------                        ---------------------------
Number of Common Shares upon                       $ Amount of Conversion
Conversion

---------------------------                        ---------------------------
Signature                                          Name

Address:                                           Delivery of Shares to:



* The original Preferred Stock Certificate and Notice of Conversion must be received by the Company by the third business day following the Date of Conversion.

                                                                       EXHIBIT G


                         INSTRUCTIONS TO TRANSFER AGENT


IJNT INTERNATIONAL, INC.



December 2, 1998

Brian Kelley, President
Executive Registrar & Transfer Agency, Inc.
P.O. Box 56517
Phoenix, AZ 85079-6517

         Re:    Equity Line Financing

Dear Mr. Kelley:

         Reference is made to the Preferred Stock and Private Equity Line of Credit Agreement and all Exhibits and Attachments thereto (the "Agreement") dated as of December 2, 1998, between Investors listed in Schedule A (the "Investor") and IJNT International, Inc. (the "Company"). Pursuant to the Agreement, subject to the terms and conditions set forth in the Agreement the Investor has agreed to purchase from the Company and the Company has agreed to sell to the Investor from time to time during the term of the Agreement shares of Series A Preferred Stock (the "Preferred Stock"), and Common Stock of the Company, par value $.01 per share (the "Common Stock"). As a condition to the effectiveness of the Agreement, the Company has agreed to issue to you, as the transfer agent for the Common Stock (the "Transfer Agent"), these instructions relating to the Common Stock to be issued to the Investors (or a permitted assignee) pursuant to the Agreement or upon conversion of the Preferred Stock. All terms used herein and not otherwise defined shall have the meaning set forth in the Agreement.

1.       ISSUANCE  OF COMMON STOCK WITHOUT THE LEGEND
Pursuant to the Agreement, the Company is required to prepare and file with the SEC, and maintain the effectiveness of, a registration statement or registration statements registering the resale of the Common Stock to be acquired by the Investors under the Agreement. The Company will advise the Transfer Agent in writing of the effectiveness of any such registration statement promptly upon its being declared effective. The Transfer Agent shall be entitled to rely on such advice and shall assume that the effectiveness of such registration statement remains in effect unless the Transfer Agent is otherwise advised in writing by the Company and shall not be required to independently confirm the continued effectiveness of such registration statement. In the circumstances set forth in the following two paragraphs, the Transfer Agent shall deliver to the Investor certificates representing Common Stock not bearing the Legend without requiring further advice or instruction or additional documentation from the Company or its counsel or the Investor or its counsel or any other party (other than as described in such paragraphs).

         At any time after the effective date of the applicable registration statement (provided that the Company has not informed the Transfer Agent in writing that such registration statement is not effective) upon any surrender of one or more certificates evidencing Common Stock which bear the Legend, to the extent accompanied by a notice requesting the issuance of new certificates free of the Legend to replace those surrendered, the Transfer Agent shall deliver to the Investor the certificates representing the Common Stock not bearing the Legend, in such names and denominations as the Investor shall request.

         In the event the Company files a Form S-3 registration statement and such registration statement is declared effective by the SEC in connection with any such event, the Investor (or its permitted assignee) shall confirm in writing to the Transfer Agent that (i) the Investor has sold, pledged or otherwise transferred or agreed to sell, pledge or otherwise transfer such Common Stock in a bona fide transaction to a third party that is not an affiliate of the Company; and (ii) the Investor confirms to the transfer agent that the Investor has complied with the prospectus delivery requirement.

         In the event the Company files a registration statement other than on Form S-3, which is subsequently declared effective by the SEC, the Investors need not confirm the above in writing to the Transfer Agent.

         In the event a registration statement is not filed by the Company, or for any reason the registration statement which is filed by the Company is not declared effective by the SEC the Investor, or its permitted assignee, or either of their brokers confirms to the Transfer Agent that (i) the Investor has held the shares of Common Stock for at least one year, (ii) counting the shares surrendered as being sold upon the date the unlegended Certificates would be delivered to the Investor (or the Trading Day immediately following if such date is not a Trading Day), the Investor will not have sold more than the greater of
(a) one percent (1%) of the total number of outstanding shares of Common Stock or (b) the average weekly trading volume of the Common Stock for the preceding four weeks during the three months ending upon such delivery date (or the Trading Day immediately following if such date is not a Trading Day), and (iii) the Investor has complied with the manner of sale and notice requirements of Rule 144 under the Securities Act.

         Any advice, notice, or instructions to the Transfer Agent required or permitted to be given hereunder may be transmitted via facsimile to the Transfer Agent's facsimile number of (602) 415-1391.

2.       MECHANICS OF DELIVERY OF CERTIFICATES REPRESENTING COMMON STOCK

         In connection with any Closing pursuant to which the Investor acquires Common Stock under the Agreement, the Transfer Agent shall deliver to the Transfer Agent as defined in the Agreement certificates representing Common Stock (with or without the Legend, as appropriate) immediately.

3.       FEES OF TRANSFER AGENT; INDEMNIFICATION

         The Company agrees to pay the Transfer Agent for all fees incurred in connection with these Irrevocable Instructions. The Company agrees to indemnify the Transfer Agent and its officers, employees and agents, against any losses, claims, damages or liabilities, joint or several, to which it or they become subject based upon the performance by the Transfer Agent of its duties in accordance with the Irrevocable Instructions.

4.       THIRD PARTY BENEFICIARY

         The Company and the Transfer Agent acknowledge and agree that the Investors are an express third party beneficiary of these Irrevocable Instructions and shall be entitled to rely upon, and enforce, the provisions thereof.

IJNT INTERNATIONAL, INC.


By:________________________________________



AGREED:
Executive Registrar & Transfer Agency, Inc.


By:________________________________________
Name:
Title:

                                      -3-